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                                   INDENTURE

                         DATED AS OF NOVEMBER 26, 1996

                                     AMONG

                  NEWPORT NEWS SHIPBUILDING INC., AS ISSUER,

                         NEWPORT NEWS SHIPBUILDING AND
                        DRY DOCK COMPANY, AS GUARANTOR,

                                      AND

                       THE BANK OF NEW YORK, AS TRUSTEE

                             --------------------

                                 $200,000,000

                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2006

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

                             CROSS-REFERENCE TABLE

                                                                  INDENTURE
TRUST INDENTURE ACT SECTION                                        SECTION
---------------------------                                   -----------------
(S) 310(a)(1)...............................................               7.10
  (a)(2)....................................................               7.10
  (a)(3)....................................................               N.A.
  (a)(4)....................................................               N.A.
  (a)(5)....................................................               N.A.
  (b).......................................................  7.08; 7.10; 13.02
  (c).......................................................               N.A.
(S) 311(a)..................................................               7.11
  (b).......................................................               7.11
  (c).......................................................               N.A.
(S) 312(a)..................................................               2.05
  (b).......................................................              13.03
  (c).......................................................              13.03
(S) 313(a)..................................................               7.06
  (b)(1)....................................................               N.A.
  (b)(2)....................................................               7.06
  (c).......................................................        7.06; 13.02
  (d).......................................................               7.06
(S) 314(a)..................................................  4.11; 4.12; 13.02
  (b).......................................................               N.A.
  (c)(1)....................................................              13.04
  (c)(2)....................................................              13.04
  (c)(3)....................................................               N.A.
  (d).......................................................               N.A.
  (e).......................................................              13.05
  (f).......................................................               N.A.
(S) 315(a)..................................................             7.01(b)
  (b).......................................................        7.05; 13.02
  (c).......................................................             7.01(a)
  (d).......................................................             7.01(c)
  (e).......................................................               6.11
(S) 316(a)(last sentence)...................................               2.09
  (a)(1)(A).................................................               6.05
  (a)(1)(B).................................................               6.04
  (a)(2)....................................................               N.A.
  (b).......................................................               6.07
  (c).......................................................              10.04
(S) 317(a)(1)...............................................               6.08
  (a)(2)....................................................               6.09
  (b).......................................................               2.05
(S) 318(a)..................................................              13.01

---------
  N.A. means Not Applicable.

  NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                                  ARTICLE ONE

                   Definitions and Incorporation by Reference

 Section  1.01. Definitions.............................................    1
 Section  1.02. Other Definitions.......................................   24
 Section  1.03. Incorporation by Reference of Trust Indenture Act.......   24
 Section  1.04. Rules of Construction...................................   25

                                  ARTICLE TWO

                                 The Securities

 Section  2.01. Execution and Authentication............................   25
 Section  2.02. Form, Denomination and Date of Securities; Payment of
                  Interest..............................................   26
 Section  2.03. Restrictive Legends.....................................   28
 Section  2.04. Registrar and Paying Agent..............................   30
 Section  2.05. Paying Agent To Hold Money in Trust.....................   31
 Section  2.06. Securityholder Lists....................................   31
 Section  2.07. Registration, Transfer and Exchange.....................   32
 Section  2.08. Book Entry Provisions for Global Securities.............   33
 Section  2.09. Special Transfer Provisions.............................   35
 Section  2.10. Mutilated, Defaced, Destroyed, Lost and Stolen
                  Securities............................................   39
 Section  2.11. Outstanding Securities..................................   40
 Section  2.12. Treasury Securities.....................................   40
 Section  2.13. Temporary Securities....................................   41
 Section  2.14. Cancellation of Securities, Destruction Thereof.........   41
 Section  2.15. CUSIP and CINS Number...................................   42
 Section  2.16. Deposit of Moneys.......................................   42

                                 ARTICLE THREE

                                   Redemption

 Section  3.01. Notices to Trustee......................................   42
 Section  3.02. Selection of Securities To Be Redeemed..................   43
 Section  3.03. Notice of Redemption....................................   43
 Section  3.04. Effect of Notice of Redemption..........................   44
 Section  3.05. Deposit of Redemption Price.............................   44
 Section  3.06. Securities Redeemed in Part.............................   45

                                  ARTICLE FOUR

                                   Covenants

 Section  4.01. Payment of Securities...................................   45
 Section  4.02. Maintenance of Office or Agency.........................   45

                                                                           PAGE
                                                                           ----
 Section  4.03. Limitation on Transactions with Affiliates and Related
                  Persons...............................................    46
 Section  4.04. Limitation on Indebtedness..............................    46
 Section  4.05. Limitation on Certain Asset Dispositions................    48
 Section  4.06. Limitation on Restricted Payments.......................    51
 Section  4.07. Corporate Existence.....................................    54
 Section  4.08. Payment of Taxes and Other Claims.......................    54
 Section  4.09. Notice of Defaults......................................    55
 Section  4.10. Maintenance of Properties...............................    55
 Section  4.11. Compliance Certificate..................................    56
 Section  4.12. Provision of Financial Information......................    56
 Section  4.13. Waiver of Stay, Extension or Usury Laws.................    56
 Section  4.14. Change of Control.......................................    57
 Section  4.15. Limitation on Senior Subordinated Indebtedness..........    58
 Section  4.16. Limitations Concerning Distributions and Transfers by
                  Subsidiaries..........................................    59
 Section  4.17. Limitation on Issuance and Sale of Capital Stock of
                  Subsidiaries..........................................    60
 Section  4.18. Limitation on Liens.....................................    60
 Section  4.19. Deposit of Funds with Trustee Pending Consummation of
                  the Shipbuilding Distribution.........................    61

                                  ARTICLE FIVE

                         Mergers; Successor Corporation

 Section  5.01. Restriction on Mergers, Consolidations and Certain Sales
                  of Assets.............................................    63
 Section  5.02. Successor Corporation Substituted.......................    64

                                  ARTICLE SIX

                              Default and Remedies

 Section  6.01. Events of Default.......................................    65
 Section  6.02. Acceleration............................................    66
 Section  6.03. Other Remedies..........................................    67
 Section  6.04. Waiver of Past Default..................................    68
 Section  6.05. Control by Majority.....................................    68
 Section  6.06. Limitation on Suits.....................................    69
 Section  6.07. Rights of Holders To Receive Payment....................    69
 Section  6.08. Collection Suit by Trustee..............................    70
 Section  6.09. Trustee May File Proofs of Claim........................    70
 Section  6.10. Priorities..............................................    70
 Section  6.11. Undertaking for Costs...................................    71

                                 ARTICLE SEVEN

                                    Trustee

                                                                           PAGE
                                                                           ----
 Section  7.01. Duties of Trustee.......................................    71
 Section  7.02. Rights of Trustee.......................................    72
 Section  7.03. Individual Rights of Trustee............................    73
 Section  7.04. Trustee's Disclaimer....................................    74
 Section  7.05. Notice of Defaults......................................    74
 Section  7.06. Reports by Trustee to Holders...........................    74
 Section  7.07. Compensation and Indemnity..............................    74
 Section  7.08. Replacement of Trustee..................................    76
 Section  7.09. Successor Trustee by Merger, etc. ......................    77
 Section  7.10. Eligibility; Disqualification...........................    77
 Section  7.11. Preferential Collection of Claims Against Company.......    77

                                 ARTICLE EIGHT

                          Subordination of Securities

 Section  8.01. Securities Subordinated to Senior Indebtedness..........    78
 Section  8.02. No Payment on Securities in Certain Circumstances.......    78
 Section  8.03. Payment Over of Proceeds upon Dissolution, etc. ........    80
 Section  8.04. Subrogation.............................................    81
 Section  8.05. Obligations of Company Unconditional....................    82
 Section  8.06. Notice to Trustee.......................................    82
 Section  8.07. Reliance on Judicial Order or Certificate of Liquidating
                  Agent.................................................    83
 Section  8.08. Trustee's Relation to Senior Indebtedness...............    84
 Section  8.09. Subordination Rights Not Impaired by Acts or Omissions
                  of the Company or Holders of Senior Indebtedness......    84
 Section  8.10. Securityholders Authorize Trustee To Effectuate
                  Subordination of Securities...........................    85
 Section  8.11. This Article Not To Prevent Events of Default...........    85
 Section  8.12. Trustee's Compensation Not Prejudiced...................    85
 Section  8.13. No Waiver of Subordination Provisions...................    85
 Section  8.14. Subordination Provisions Not Applicable to Money Held in
                  Trust for Securityholders; Payments May Be Paid Prior
                  to Dissolution........................................    86
 Section  8.15. Acceleration of Securities..............................    86

                                  ARTICLE NINE

                             Discharge of Indenture

 Section  9.01. Termination of Company's Obligations....................    86
 Section  9.02. Application of Trust Money..............................    88
 Section  9.03. Repayment to Company....................................    88
 Section  9.04. Reinstatement...........................................    89

                                                                            PAGE
                                                                            ----

                                  ARTICLE TEN

                      Amendments, Supplements and Waivers

 Section 10.01. Without Consent of Holders................................   89
 Section 10.02. With Consent of Holders...................................   90
 Section 10.03. Compliance with Trust Indenture Act.......................   92
 Section 10.04. Revocation and Effect of Consents.........................   92
 Section 10.05. Notation on or Exchange of Securities.....................   92
 Section 10.06. Trustee To Sign Amendments, etc. .........................   93

                                 ARTICLE ELEVEN

                                   Guarantee

 Section 11.01. Unconditional Guarantee...................................   93
 Section 11.02. Severability..............................................   94
 Section 11.03. Release of a Guarantor....................................   94
 Section 11.04. Limitation of Guarantor's Liability.......................   95
 Section 11.05. Contribution..............................................   95
 Section 11.06. Execution of Guarantee....................................   96
 Section 11.07. Additional Guarantors.....................................   96
 Section 11.08. Subordination of Subrogation and Other Rights.............   97

                                 ARTICLE TWELVE

                           Subordination of Guarantee

 Section 12.01. Guarantee Obligations Subordinated to Guarantor Senior
                  Indebtedness............................................   97
 Section 12.02. No Payment on Guarantees in Certain Circumstances.........   97
 Section 12.03. Payment Over of Proceeds upon Dissolution, etc............   99
 Section 12.04. Subrogation...............................................  100
 Section 12.05. Obligations of Guarantors Unconditional...................  101
 Section 12.06. Notice to Trustee.........................................  102
 Section 12.07. Reliance on Judicial Order or Certificate of Liquidating
                  Agent...................................................  103
 Section 12.08. Trustee's Relation to Guarantor Senior Indebtedness.......  103
 Section 12.09. Subordination Rights Not Impaired by Acts or Omissions of
                  the Guarantors or Holders of Guarantor Senior
                  Indebtedness............................................  104
 Section 12.10. Securityholders Authorize Trustee To Effectuate
                  Subordination of Guarantee..............................  104
 Section 12.11. This Article Not To Prevent Events of Default.............  105
 Section 12.12. Trustee's Compensation Not Prejudiced.....................  105
 Section 12.13. No Waiver of Guarantee Subordination Provisions...........  105
 Section 12.14. Payments May Be Paid Prior to Dissolution.................  105

                                                                            PAGE
                                                                            ----


                               ARTICLE THIRTEEN

                                 Miscellaneous

 Section 13.01. Trust Indenture Act Controls..............................  106
 Section 13.02. Notices...................................................  106
 Section 13.03. Communications by Holders with Other Holders..............  107
 Section 13.04. Certificate and Opinion as to Conditions Precedent........  107
 Section 13.05. Statements Required in Certificate or Opinion.............  108
 Section 13.06. Rules by Trustee, Paying Agent, Registrar.................  108
 Section 13.07. Governing Law.............................................  108
 Section 13.08. No Recourse Against Others................................  108
 Section 13.09. Successors................................................  108
 Section 13.10. Counterpart Originals.....................................  109
 Section 13.11. Severability..............................................  109
 Section 13.12. No Adverse Interpretation of Other Agreements.............  109
 Section 13.13. Legal Holidays............................................  109
 SIGNATURES................................................................ 110
 EXHIBIT A--Form of Security............................................... A-1
 EXHIBIT B--Form of Certificate to be Delivered in Connection with
              Transfers to Non-QIB Accredited Investors.................... B-1
 EXHIBIT C--Form of Certificate to be Delivered in Connection with
              Transfers Pursuant to Regulation S........................... C-1
 EXHIBIT D--Form of Officers' Certificate to be Delivered in Connection
              with Release of the Collateral Account....................... D-1

---------
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

 INDENTURE dated as of November 26, 1996, among Newport News Shipbuilding Inc., a Delaware corporation (the "Company"), Newport News Shipbuilding and Dry Dock Company, a Virginia corporation, and The Bank Of New York, as trust-ee.

 Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9 1/4% Se-nior Subordinated Notes due 2006:

                                  ARTICLE ONE

                  Definitions and Incorporation By Reference

Section 1.01. Definitions.

 "Additional Interest" has the meaning provided in Section 4(a) of the Regis-tration Rights Agreement.

 "Affiliate" of any specified Person means any other Person directly or indi-rectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct or cause the direc-tion of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

 "Agent" means any Registrar, Paying Agent or co-Registrar.

 "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transac-
tion) of (i) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any Subsidiary of the Company; provided, however, that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Subsidiary of the Company to the Com-pany or to any Wholly Owned Subsidiary of the Company or by the Company to any Wholly Owned Subsidiary of the Company, (b) any sale, transfer or other dispo-sition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $1,000,000 individually, (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (e) any Lien (or foreclosure thereon) se-curing Indebtedness to the extent that such Lien is granted in compliance with
Section 4.18, (f) any Restricted Payment permitted by Section 4.06 or (g) any disposition of assets or property in the ordinary course of business to the extent such assets or property are obsolete, worn out or no longer useful in the Company's or any of its Subsidiaries' business.

 "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquida-tion value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

 "Board of Directors" means the Board of Directors of the Company or any Guar-antor, as the case may be, or any authorized committee of that Board.

 "Board Resolution" means, with respect to any Person, a duly adopted resolu-tion of the Board of Directors of such Person.

 "Business Day" means a day (other than a Saturday or Sunday) on which the De-positary and banks in New York are open for business.

 "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements convey-ing the right to use) real or personal property of such Person which are re-quired to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

 "Capital Stock" of any Person means any and all shares, interests, participa-tions or other equivalents (however designated) of corporate stock of such Person (including any Preferred Stock outstanding on the Issue Date).

 "Cash Equivalents" means Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the good faith and credit of the United States of America is pledged in support thereof), matur-ing within 30 days of the date of purchase, or Investments in mutual funds or money market funds which are only permitted to invest in the foregoing and which do not restrict the withdrawal of the proceeds of such Investment.

 "Collateral" means (i) the Collateral Account, (ii) the Net Offering Proceeds and all other cash or Cash Equivalents deposited in the Collateral Account from time to time pursuant to Section 4.19 hereof, (iii) all rights and privi-leges of the Company with respect to the Collateral Account and such cash and Cash Equivalents, (iv) all dividends, interest and other payments and distri-butions made on or with respect to such Cash Equivalents or the Collateral Ac-count and (v) all proceeds of any of the foregoing.

 "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the appli-cable provisions of this Indenture, and thereafter "Company" shall mean such successor.

 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assis-tant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

 "Consolidated Cash Flow Available for Fixed Charges" of any Person means for any period the Consolidated Net Income of such Person for such period in-creased (to the extent Consolidated Net Income for such period has been re-duced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Ex-pense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person for such period.

 "Consolidated Cash Flow Ratio" of any Person means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period, plus (B) the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or its Subsidiaries, minus (C) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that will no longer be out-standing as a result of the Incurrence of the Indebtedness proposed to be In-curred, plus (D) the annual interest expense with respect to any other Indebt-edness Incurred by such Person or its Subsidiaries since the end of such pe-riod to the extent not included in clause (ii)(A), minus (E) Consolidated In-terest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (ii)(D); provided, howev-er, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating inter-est rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period; provided, further, however, that, in the event such Person or any of its Subsidiaries has made any Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consol-idation or purchase of Capital Stock) during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Rule 11-02 of Regulation S-X under the Securities Act or any successor provision.

 "Consolidated Income Tax Expense" of any Person means for any period the con-solidated provision for income taxes of such Person for such period calculated on a consolidated basis in accordance with GAAP.

 "Consolidated Interest Expense" for any Person means for any period the con-solidated interest expense included in a consolidated income statement (with-out deduction of interest or finance charge income) of such Person for such period calculated on a consolidated basis in accordance with GAAP, plus dis-count on receivables sold or other discount related to any receivables securitization transaction.

 "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person for such period determined on a consoli-dated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Subsidiary of such Person which is subject to restric-tions which prevent or limit the payment of dividends or the making of distri-butions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) the net income of any Person that is not a Subsidiary of such Person, except to the extent of the amount of dividends or other distri-butions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Subsidiaries, (e) all extraordinary gains and extraordinary losses determined in accordance with GAAP, (f) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash dis-bursements to be made in any future accounting period and (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

 "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

 "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individ-ual is named as nominee for director.

 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

 "Currency Agreement" means any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against fluctuation in currency values.

 "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

 "Depositary" means The Depository Trust Company, its nominees, and their re-spective successors.

 "Designated Guarantor Senior Indebtedness" means, with respect to any Guaran-tor, (i) so long as any Indebtedness under the Senior Credit Facility is out-standing or any lender has any commitment thereunder, any Indebtedness of such Guarantor outstanding under or in respect of the Senior Credit Facility, (ii) so long as the Senior Notes are outstanding any Indebtedness of such Guarantor outstanding under or in respect of the Senior Notes and any Guarantor Senior Indebtedness incurred under or in respect of the Senior Note Indenture, and
(iii) any other Guarantor Senior Indebtedness of such Guarantor which had at the time of initial issuance an aggregate outstanding principal amount in ex-cess of $10 million which has been designated as Designated Guarantor Senior Indebtedness by the Board of Directors of such Guarantor at the time of ini-tial issuance in a resolution delivered to the Trustee.

 "Designated Senior Indebtedness" means (i) so long as any Indebtedness under the Senior Credit Facility is outstanding or any lender has any commitment thereunder, the Senior Indebtedness incurred under the Senior Credit Facility,
(ii) so long as outstanding, any Senior Notes and any Senior Indebtedness in-curred under the Senior Note Indenture and (iii) so long as outstanding, any other Senior Indebtedness which has at the time of initial issuance an aggre-gate outstanding principal amount in excess of $10 million which has been des-ignated as Designated Senior Indebtedness by the Board of Directors of the Company at the time of initial issuance in a resolution delivered to the Trustee.

 "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convert-ible or for which it is exchangeable), or upon the happening of any event, ma-tures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Securities.

 "Distribution Agreement" means the Distribution Agreement dated as of Novem-ber 1, 1996 among Tenneco, New Tenneco and the Company, as such Agreement has heretofore been or hereafter may be amended, modified or supplemented.

 "Equity Public Offerings" means underwritten public offerings of Capital Stock of the Company (other than Disqualified Stock) made after the date of the Shipbuilding Distribution that have been registered under the Securities Act.

 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

 "Exchange Offer" shall mean the Exchange by the Company of Exchange Securi-ties for Securities pursuant to the Registration Rights Agreement.

 "Exchange Offer Registration Statement" has the meaning set forth in the Reg-istration Rights Agreement.

 "Exchange Securities" means any securities of the Company to be offered to Securityholders in exchange for Securities pursuant to the Exchange Offer or otherwise pursuant to a Registration of Securities containing terms identical to the Securities and guaranteed by the Guarantors with terms identical to the Guarantees for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of issuance of the Secu-rities and (ii) the Exchange Securities will contain the alternative paragraph under paragraph 8 appearing on the reverse of the Securities in the form of Exhibit A hereto and will not contain terms with respect to transfer restric-tions).

 "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

 "Foreign Subsidiary" means any Subsidiary of the Company which is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia and (determined on a consoli-dated basis) more than 66 2/3% of the sales or earnings of which are derived from operations located in, or more than 66 2/3% of the assets of which are located in, territories of the United States of America and jurisdictions out-side the United States of America.

 "GAAP" means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pro-nouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

 "guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, with-out limitation, any obligation of such Person (i) to purchase or pay (or ad-vance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary ob-ligor so as to enable the primary obligor to pay such Indebtedness (and "guar-anteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not in-clude endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

 "Guarantee" means the guarantee of the Securities by each Guarantor under this Indenture.

 "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (i) the maximum amount of all Indebtedness of such Guarantor under the Senior Credit Facility, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such In-debtedness including all charges, fees and expenses (without regard to any limitation set forth in the terms thereof and whether or not such Indebtedness is invalidated or set aside or otherwise legally unenforceable), (ii) the Guarantees of the Senior Notes, including the guarantee of principal, premium, if any, and interest and Additional Interest, if any, on the Senior Notes and all other amounts guaranteed on or in connection with the Senior Notes, (iii) all other Indebtedness of such Guarantor for borrowed money, including princi-pal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness of such Guarantor for borrowed money is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for borrowed money is not senior or superior in right of payment to the Guarantee of the Securities of such Guarantor, and all renewals, extensions, modifications, amendments or refinancings thereof and (iv) all interest on any Indebtedness referred to in clauses (i), (ii) and (iii) during the pendency of any bankruptcy or insol-vency proceeding, whether or not allowed or allowable thereunder. Notwith-standing the foregoing, Guarantor Senior Indebtedness shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto subordinated or junior in right of payment or otherwise to any other Indebted-ness of such Guarantor, provided, however, that no Indebtedness of such Guar-antor shall be deemed to be subordinated or junior in right of payment or oth-erwise to any other Indebtedness of such Guarantor solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Guarantees of the Securities, (c) any Indebtedness of such Guarantor to any of its Subsidiaries, and (d) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Law, is without recourse to such Guarantor.

 "Guarantors" means (i) Newport News Shipbuilding and Dry Dock Company, a Vir-ginia corporation; and (ii) each Material Subsidiary, whether formed or ac-quired before or after the Issue Date; provided, however, that any Subsidiary acquired after the Issue Date which is prohibited from entering into a Guaran-tee pursuant to restrictions contained in any debt instrument in existence at the time such Subsidiary was so acquired and not entered into in anticipation or contemplation of such acquisition shall not be required to become a Guaran-tor so long as any such restriction is in existence and to the extent of any such restriction.

 "Holder", "holder of Securities", "Securityholders" or other similar terms mean the registered holder of any Security.

 "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or other-wise), assume, guarantee or otherwise become liable in respect of such Indebt-edness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have mean-ings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Com-pany (or is merged into or consolidates with the Company or any of its Subsid-iaries), whether or not such Indebtedness was incurred in connection with, or in con-templation of, such Person becoming a Subsidiary of the Company (or being merged into or consolidated with the Company or any of its Subsidiaries), shall be deemed Incurred at the time any such Person becomes a Subsidiary of the Company or merges into or consolidates with the Company or any of its Sub-sidiaries.

 "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money bor-rowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connec-tion with the acquisition of property, assets or businesses, (iii) every reim-bursement obligation of such Person with respect to letters of credit, bank-ers' acceptances or similar facilities issued for the account of such Person,
(iv) every obligation of such Person issued or assumed as the deferred pur-chase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agree-ments of such Person (including, without limitation, any Currency Agreement and any Interest Rate Agreement) and (vii) every obligation of the type re-ferred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaran-teed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness shall include (without duplication) the liquidation preference and any mandatory redemption payment obligations in re-spect of any Disqualified Stock of the Company, and any Preferred Stock of a Subsidiary of the Company. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person.

 "Indenture" means this Indenture as amended or supplemented from time to time.

 "Initial Purchasers" means J.P. Morgan Securities Inc., CS First Boston Cor-poration, Morgan Stanley & Co. Incorporated, BA Securities, Inc. and NationsBanc Capital Markets, Inc.

 "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding-up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

 "Institutional Accredited Investor" shall mean an institution that is an "ac-credited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

 "Interest Payment Date" means each semiannual interest payment date on June 1 and December 1 of each year, commencing June 1, 1997.

 "Interest Rate Agreements" means any obligations of any Person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of this Inden-ture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement re-lating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultane-ous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such person.

 "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

 "Investment" by any Person means any direct or indirect loan, advance, guar-antee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or ac-quisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person.

 "Issue Date" means the original issue date of the Securities, November 26, 1996.

 "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, ease-ment (other than any easement not materially impairing usefulness or market-ability), encumbrance, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic ef-fect as any of the foregoing).

 "Material Subsidiary" means any Subsidiary of the Company (other than a For-eign Subsidiary and other than Tenneco Tanker Holding Corporation) having con-solidated assets exceeding $10,000,000.

 "Maturity Date" means the Stated Maturity of the Notes.

 "Moody's" means Moody's Investors Service, Inc. and its successors.

 "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but exclud-ing any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securi-ties) received in connection with such Asset Disposition, net of (i) all le-gal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of accountants, brokers, printers and other similar entities) and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) any amount with respect to any Asset Disposition in-volving an asset useful in the performance of a contract with a U.S. govern-mental entity which the Company or any of its Subsidiaries is required to credit to such U.S. governmental entity under the terms of such contract as a result of such Asset Disposition, (iii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accor-dance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iv) all payments made with respect to liabili-ties associated with the assets which are the subject of the Asset Disposi-tion, including, without limitation, trade payables and other accrued liabili-ties, (v) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Avail-able Proceeds to be allocated in accordance with the provisions of Section 4.05(a)(iii)) and (vi) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

 "New Tenneco" means New Tenneco Inc., a Delaware corporation, and its subsid-iaries and assigns.

 "Non-U.S. Person" means a person who is not a U.S. Person, as defined in Reg-ulation S.

 "Obligations" means any principal, premiums, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

 "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

 "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Un-less otherwise required by applicable law, the Offer shall specify an expira-tion date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and not earlier than five Business Days after the expiration date established under the Senior Note Indenture for any offer to purchase for the Senior Notes aris-ing out of the event relating to such Offer to Purchase and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days af-ter the Expiration Date and not earlier than five Business Days after the pur-chase date established under the Senior Note Indenture for any offer to pur-chase for the Senior Notes arising out of the event relating to such Offer to Purchase; provided, however, that to the extent that any offer to purchase for the Senior Notes arising out of the same event relating to such Offer to Pur-chase is extended, the Offer to Purchase shall be extended by that number of days necessary so that the Purchase Date would not be earlier than five Business Days after the new purchase date relating to the Senior Notes after such extension with respect to the Senior Notes. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is ac-ceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instruc-tions and materials necessary to enable such Holders to tender Securities pur-suant to the Offer to Purchase. The Offer shall also state:

  (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

  (2) the Expiration Date and the Purchase Date;

  (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Pur-chase Amount");

  (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

  (5) that the Holder may tender all or any portion of the Securities regis-tered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

  (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

  (7) that interest on any Security not tendered or tendered but not pur-chased by the Company pursuant to the Offer to Purchase will continue to ac-crue;

  (8) that on the Purchase Date the Purchase Price will become due and pay-able upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

  (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Secu-rity at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instru-ment of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

  (10) that Holders will be entitled to withdraw all or any portion of Secu-rities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder ten-dered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

  (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and
 (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or in-tegral multiples thereof shall be purchased); and

  (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and de-liver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security or Securities so tendered.

 An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

 "Officer" means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

 "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company com-plying with Sections 13.04 and 13.05.

 "Opinion of Counsel" means a written opinion from legal counsel who is rea-sonably acceptable to the Trustee. The counsel may be an employee of or coun-sel to the Company or the Trustee.

 "Original Issue Date" of any Security (or portion thereof) means the earlier of (i) the date of such Security or (ii) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on regis-tration of transfer, exchange or substitution.

 "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Nine, the Paying Agent shall not be the Company or a Sub-sidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

 "Permitted Investments" means (i) Investments in marketable, direct obliga-tions issued or guaranteed by the United States of America, or any governmen-tal entity or agency or political subdivision thereof (provided, that the good faith and credit of the United States of America is pledged in support there-
of), maturing within one year of the date of purchase; (ii) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by Standard & Poor's or an equivalent rating or better by any other nationally recognized securities rating agency;
(iii) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totalling more than $500,000,000, maturing within one year of the date of purchase; (iv) Invest-ments representing Capital Stock or obligations issued to the Company or any of its Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any of its Subsidiaries;
(v) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (vi) any acquisition of the Capital Stock of any Person; provided, however, that after giving effect to any such acquisition such Person shall become a Subsidiary of the Company; (vii) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be re-corded as assets of such Person in accordance with GAAP; (viii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (ix) any inter-est swap or hedging obligation with an unaffiliated Person otherwise permitted by this Indenture (including, without limitation, any Currency Agreement and any Interest Rate Agreement); (x) Investments received as consideration for an Asset Disposition in compliance with the provisions of Section 4.05; (xi) In-vestments for which the sole consideration provided is Capital Stock of the Company (other than Disqualified Stock); (xii) loans and advances to employees made in the ordinary course of business; (xiii) Investments outstanding on the Issue Date; and (xiv) Investments in minority interest in joint ventures, partnerships or other similar arrangements after the Issue Date; provided, that the aggregate unrecovered Investments of the Company and its Subsidiaries does not at any time exceed $50 million (for this purpose, "unrecovered In-vestment" means the amount of cash and the book value of other assets invested, reduced by the amount of cash and the book value of other assets distributed to the investor by the investee).

 "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organi-zation or government or any agency or political subdivision thereof.

 "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness or Guarantor Se-nior Indebtedness, as the case may be, that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such se-curities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture and (c) such securities shall not provide for amortiza-tion (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

 "Permitted Liens" is defined to mean (i) Liens for taxes, assessments, gov-ernmental charges, or claims that are being contested in good faith by appro-priate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made, (ii) statutory Liens of land-lords and carriers, warehousemen, mechanics, suppliers, materialmen, repair-men, or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be re-quired in conformity with GAAP shall have been made, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, perfor-mance and return-of-money bonds, and other obligations of a similar nature in-curred in the ordinary course of business (exclusive of obligations for the payment of borrowed money), (v) easements, rights-of-way, municipal and zoning ordinances, and similar charges, encumbrances, title defects, or other irregu-larities that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole, (vi) Liens on property of the Company or any Subsidiary of the Company in favor of the United States of America, any state thereof, or any instrumentality of either to secure pay-ments pursuant to any contract or statute, (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of busi-ness of the Company and its Subsidiaries, taken as a whole, (viii) Liens en-cumbering property or assets under construction arising from obligations of the Company or any Subsidiary of the Company to make progress or partial pay-ments relating to such construction, (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease, (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases, (xi) Liens in favor of the Senior Note Trustee or the Trustee as pro-vided for in the Senior Note Indenture or this Indenture, as the case may be, on money or property held or collected by the Senior Note Trustee or the Trustee in its capacity as trustee, (xii) Liens in favor of the Company or any of its Subsidiaries, (xiii) Liens arising from the rendering of a final judg-ment or order against the Company or any Subsidiary of the Company that does not give rise to an Event of Default, (xiv) Liens securing reimbursement obli-gations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof, (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the im-portation of goods, (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures option, or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities, (xvii) Liens arising out of conditional sale, title retention, consignment, or simi-lar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company or any of its Subsidiaries prior to the Issue Date, and (xviii) Liens on or sales of receivables.

 "Placement Agreement" means the Purchase Agreement dated November 21, 1996 between the Company, Newport News Shipbuilding and Dry Dock Company and the Initial Purchasers.

 "Preferred Stock," as applied to the Capital Stock of any Person, means Capi-tal Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of as-sets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

 "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

 "Private Placement Legend" means the legend initially set forth on the Secu-rities in the form set forth in Section 2.03(a).

 "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

 "Purchase Date" has the meaning set forth in the definition of "Offer to Pur-chase" above.

 "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

 "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

 "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

 "Registration" means a registered Exchange Offer for the Securities by the Company or other registration of the Securities under the Securities Act pur-suant to and in accordance with the terms of the Registration Rights Agree-ment.

 "Registrar" has the meaning provided in Section 2.04.

 "Registration Rights Agreement" means the Senior Subordinated Notes Registra-tion Rights Agreement dated as of November 26, 1996 between the Company, the Guarantors and the Initial Purchasers.

 "Registration Statement" means the registration statement(s) as defined and described in the Registration Rights Agreement.

 "Regulation S" means Regulation S under the Securities Act.

 "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity in-terest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

 "Restricted Payments" has the meaning provided in Section 4.06.

 "Rule 144A" means Rule 144A under the Securities Act.

 "SEC" means the Securities and Exchange Commission.

 "Securities" means the 9 1/4% Senior Subordinated Notes due 2006, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and ex-changed for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Securities and Ex-change Securities shall vote together as one series of Securities under this Indenture.

 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

 "Security Register" has the meaning provided in Section 2.04.

 "Senior Credit Facility" means the Credit Agreement, dated as of November 4, 1996, among the Company as borrower thereunder, any Material Subsidiaries of the Company as guarantors thereunder and Morgan Guaranty Trust Company of New York, as agent on behalf of itself and the other lenders named therein, in-cluding any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor whether by or with the same or any other lender, creditors, group of lenders or group of creditors and including re-lated notes, guarantee agreements, security documents and other instruments and agreements executed in connection therewith.

 "Senior Indebtedness" means, at any date, (i) all Indebtedness of the Company under the Senior Credit Facility, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses, (ii) the Se-nior Notes, including principal, premium, if any, and interest and Additional Interest, if any, on the Senior Notes and all other amounts due on and in connection with the Senior Notes, (iii) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest on such Indebted-ness, unless the instrument under which such Indebtedness of the Company for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof and (iv) all interest on any Indebtedness referred to in clauses (i), (ii) and (iii) accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed or allowable thereunder. Notwithstanding the foregoing, Senior Indebtedness shall not in-clude (a) Indebtedness which is pursuant to its terms or any agreement relat-ing thereto subordinated or junior in right of payment or otherwise to any other Indebtedness of the Company, provided, however, that no Indebtedness of the Company shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of the Company solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Securities, (c) any Indebtedness of the Company to any Subsidiary of the Company, and (d) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Law, is without recourse to the Company.

 "Senior Note Indenture" means the Senior Note Indenture dated as November 26, 1996 between the Company, the Guarantors and The Bank of New York, as trustee pursuant to which the 8 5/8% Senior Notes due 1996 of the Company were issued, as the same may be amended, modified and supplemented from time to time.

 "Senior Note Trustee" means The Bank of New York until a successor replaces it in accordance with the provisions of the Senior Note Indenture and thereaf-ter means such successor.

 "Senior Notes" means the 8 5/8% Senior Notes due 2006, as amended or supple-mented from time to time pursuant to the terms of the Senior Note Indenture.

 "Shelf Registration Statement" means the Shelf Registration Statement as de-fined in the Registration Rights Agreement.

 "Shipbuilding Distribution" has the meaning provided in the definition of "Transaction."

 "Standard & Poor's" means Standard & Poor's Corporation and its successors.

 "Stated Maturity" means (i) with respect to any debt security, the date spec-ified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such in-stallment is due and payable.

 "Subsidiary" of any Person means (i) a corporation more than 50% of the out-standing Voting Stock of which is owned, directly or indirectly, by such Per-son or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

 "Tenneco" means, prior to the Transaction, Tenneco Inc., a Delaware corpora-tion, to be renamed El Paso Tennessee Pipeline Company following the Transac-tion.

 "Transaction" means the series of transactions pursuant to which (i) Tenneco and its subsidiaries, pursuant to the Distribution Agreement, restructure, di-vide and separate their various businesses and assets so that all of the as-sets, liabilities and operations of (A) their automotive parts, packaging and administrative service businesses ("Industrial Business") are owned and oper-ated by the New Tenneco, (B) their shipbuilding business ("Shipbuilding Busi-ness") are owned and operated by the Company and (C) the remaining existing and discontinued operations of Tenneco and its subsidiaries other than those relating to the Industrial Business or the Shipbuilding Business, including the transmission and marketing of natural gas will be owned by Tenneco; (ii) Tenneco would subsequently distribute pro rata to holders of Tenneco common stock all of the outstanding common stock of New Tenneco and the Company (the "Industrial Distribution" and the "Shipbuilding Distribution" respectively, and collectively the "Distributions"); and (iii) thereafter a subsidiary of El Paso Natural Gas Company ("El Paso") would be merged with and into Tenneco pursuant to the Agreement and Plan of Merger dated as of June 19, 1996 (as such may be amended, supplemented or modified from time to time) among El Pa-so, El Paso Merger Company and Tenneco.

 "Transaction Agreements" means each of the Distribution Agreement; the Agree-ment and Plan of Merger, dated as of June 19, 1996 among El Paso Natural Gas Company, El Paso Merger Company and Tenneco; the Benefits Agreement among Tenneco, New Tenneco and the Company; the Debt and Cash Allocation Agreement among Tenneco, New Tenneco and the Company; the Insurance Agreement among Tenneco, New Tenneco and the Company; the Tax Sharing Agreement among Tenneco, New Tenneco and the Company; the NNS Processing Service Agreement between Tenneco Business Services Inc. and the Company; the NNS Supplier Participation Agreement between New Tenneco and the Company; and the Trademark Transition License Agreement among Tenneco, New Tenneco and the Company; as each such Agreement has heretofore been and may hereafter be amended, modified or sup-plemented.

 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Section 10.03.

 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

 "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with re-spect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

 "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securi-ties Act.

 "Voting Stock" of any Person means the Capital Stock of such Person which or-dinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

 "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

       TERM                                                   DEFINED IN SECTION
       ----                                                   ------------------
  "Agent Member".............................................        2.08(a)
  "Asset Sale Offer Trigger Date"............................        4.05(a)
  "Bankruptcy Law"...........................................        6.01
  "Change of Control"........................................        4.14(c)
  "Collateral Account".......................................        4.19(c)
  "Collateral Funds".........................................        4.19(c)
  "Custodian"................................................        6.01
  "Event of Default".........................................        6.01
  "Funding Guarantor"........................................       11.05
  "Global Securities"........................................        2.02
  "Guarantor Blockage Period"................................       12.02(a)
  "Guarantor Payment Blockage Notice"........................       12.02(a)
  "Net Offering Proceeds"....................................        4.19(a)
  "Offshore Global Securities"...............................        2.02
  "Offshore Physical Securities".............................        2.02
  "Offshore Securities Exchange Date"........................        2.02
  "Payment Blockage Notice"..................................        8.02(a)
  "Payment Blockage Period"..................................        8.02(a)
  "Permanent Offshore Global Security".......................        2.02
  "Physical Securities"......................................        2.02
  "Required Filing Date".....................................        4.12
  "Restricted Payment".......................................        4.06
  "Special Redemption".......................................        3.01
  "Special Redemption Date"..................................        4.19(c)
  "Temporary Offshore Global Security".......................        2.02
  "U.S. Global Security".....................................        2.02
  "U.S. Person"..............................................        2.02
  "U.S. Physical Securities".................................        2.02
  "United States Government Obligations".....................        9.01
  "Unutilized Net Available Proceeds"........................        4.05(a)

Section 1.03. Incorporation by Reference of Trust Indenture Act.

 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

 "Commission" means the SEC.

 "indenture securities" means the Securities.

 "indenture security holder" means a Securityholder.

 "indenture to be qualified" means this Indenture.

 "indenture trustee" or "institutional trustee" means the Trustee.

 "obligor" on the indenture securities means the Company or any other obligor on the Securities.

 All other TIA terms used in this Indenture that are defined by the TIA, de-fined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04. Rules of Construction.

 Unless the context otherwise requires:

  (1) a term has the meaning assigned to it;

  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally ac-cepted accounting principles" refers to GAAP;

  (3) "or" is not exclusive;

  (4) words in the singular include the plural, and words in the plural in-clude the singular;

  (5) provisions apply to successive events and transactions; and

  (6) "herein," "hereof" and other words of similar import refer to this In-denture as a whole and not to any particular Article, Section or other sub-division.

                                  ARTICLE TWO

                                The Securities

Section 2.01. Execution and Authentication.

 Two Officers shall execute the Securities on behalf of the Company by manual or facsimile signature.

 If an Officer whose manual or facsimile signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security nevertheless shall be valid.

 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signa-ture shall be conclusive evidence that the Security has been authenticated un-der this Indenture.

 The Trustee shall authenticate Securities for original issue in an aggregate principal amount not to exceed $200,000,000 upon receipt of a Company Order. The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of the Securities is to be authenti-cated. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000 except as provided in Section 2.10.

 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

Section 2.02. Form, Denomination and Date of Securities; Payments of Interest.

 The Securities and the Trustee's certificates of authentication shall be sub-stantially in the form of Exhibit A hereto; provided that Exchange Securities
(i) shall contain the alternative paragraph under paragraph 8 appearing on the reverse of the Securities in the form of Exhibit A hereto and (ii) shall not contain terms with respect to transfer restrictions. The Securities shall be issuable in denominations provided for in the form of Security attached hereto as Exhibit A. The Securities shall be numbered, lettered, or otherwise distin-guished in such manner or in accordance with such plans as the Officers of the Company executing the same may determine with the approval of the Trustee.

 Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or reg-ulations pursuant thereto, including those required by Section 2.03, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

 Each Security shall be dated the date of its authentication, shall bear in-terest from the applicable date and shall be payable on the dates specified on the face of the form of Security attached hereto as Exhibit A.

 Securities offered and sold in reliance on Rule 144A shall be issued ini-tially in the form of a single permanent global Security in registered form, substantially in the form of Exhibit A hereto (the "U.S. Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the U.S. Global Security may from time to time be in-creased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

 Securities offered and sold in offshore transactions in reliance on Regula-tion S shall be issued initially in the form of a single temporary global Se-curity in registered form substantially in the form of Exhibit A hereto (the "Temporary Offshore Global Security") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein. At any time on and after January 6, 1997 (the "Offshore Securities Exchange Date"), a single permanent global Security in registered form substantially in the form hereinabove recited without the Pri-vate Placement Legend (the "Permanent Offshore Global Security"; and together with the Temporary Offshore Global Security, the "Offshore Global Securities") duly executed by the Company and authenticated by the Trustee as provided herein shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a de-crease in the principal amount of the Temporary Offshore Global Security in an amount equal to the principal amount of the beneficial interest in the Tempo-rary Offshore Global Security transferred.

 Securities offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Securities in regis-tered form in substantially the form of Exhibit A hereto (the "U.S. Physical Securities"). Securities issued pursuant to Section 2.07 in exchange for in-terests in the Offshore Global Security following the Offshore Securities Ex-change Date shall be in the form of permanent certificated Securities in reg-istered form substantially in the form of Exhibit A hereto (the "Offshore Physical Securities").

 The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities". The U.S. Global Security and the Offshore Global Security are sometimes referred to herein as the "Global Securities".

 The Person in whose name any Security is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, and Additional Interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Interest Record Date and prior to such In-terest Payment Date, except if and to the extent the Company shall default in the payment of the interest or Additional Interest due on such Interest Pay-ment Date, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest and Additional Interest, shall be paid to the Persons in whose names outstanding Securities are registered at the close of business on a subsequent special record date (which shall be not less than five business days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the holders of Securi-ties not less than 15 days preceding such subsequent record date.

Section 2.03. Restrictive Legends.

 (a) Unless and until a Security is exchanged for an Exchange Security in con-nection with an effective Registration pursuant to the Registration Rights Agreement, the U.S. Global Security, Temporary Offshore Global Security and each U.S. Physical Security shall bear the following legend on the face there-of:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OF-FERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS AC-QUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED IN-STITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
 (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
 (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLI-ANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FUR-NISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN

 BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AG-GREGATE PRINCIPAL AMOUNT OF SECURITIES OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICA-TIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULA-TION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIR-ING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIO-LATION OF THE FOREGOING RESTRICTIONS.

 (b) Each Global Security, whether or not an Exchange Security, shall also bear the following legend on the face thereof:

  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE

 HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REG-ISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.09 OF THE INDENTURE.

Section 2.04. Registrar and Paying Agent.

 The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Securi-ties may be presented for registration of transfer or for exchange (the "Reg-istrar"), an office or agency (which shall be located in the Borough of Man-hattan, The City of New York, State of New York) where Securities may be pre-sented for payment (the "Paying Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this In-denture may be served. The Registrar shall keep a register or registers con-taining the names and addresses of all Holders (the "Security Register(s)") and of the transfer and exchange of Securities. Any notice to be given under this Indenture or under the Securities by the Trustee or the Company to Hold-ers shall be mailed by first class mail to each Holder at his address as it appears at the time of such mailing in the Security Register. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise provided herein, the Company or any Subsidiary thereof may act as Paying Agent. The Company may also from time to time designate one or more other of-fices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The Agreement shall implement the provisions of this Indenture that re-late to such agent. The Company shall notify the Trustee of the name and ad-dress of any such agent. If the Company fails to maintain a Registrar or Pay-ing Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Sec-tion 7.07.

 The Company initially appoints the Corporate Trust Office of the Trustee as Registrar, Paying Agent and agent for service of notices and demands in con-nection with the Securities and this Indenture.

Section 2.05. Paying Agent to Hold Money in Trust.

 The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest or Additional Interest, if any, on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall immediately notify the Trustee of any default by the Company (or any other obligor on the Securi-ties) in making any such payment. Unless the Company or any Subsidiary of the Company is the Paying Agent, money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or
(2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no fur-ther liability for the money delivered to the Trustee. If the Company or any Subsidiary of the Company acts as Paying Agent, it shall, on or before each due date of the principal of or interest or Additional Interest, if any, on the Securities, segregate and hold in trust for the benefit of the Persons en-titled thereto a sum sufficient to pay the principal, interest or Additional Interest, if any, so becoming due until such sums shall be paid to such Per-sons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Section 2.06. Securityholder Lists.

 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and ad-dresses of Holders of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities, if any.

Section 2.07. Registration, Transfer and Exchange.

 The Securities are issuable only in registered form. The Company will keep at the Registrar and each co-Registrar, a Security Register in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such Secu-rity Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee.

 Upon due presentation for registration of transfer of any Security to the Registrar or a co-Registrar, the Company shall execute and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

 A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any Agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such Agent shall be affected by notice to the contrary. Fur-thermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial inter-est in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Se-curities of other authorized denominations (including an exchange of Securi-ties for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met; provided that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that any Securities that are ex-changed for Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request.

 The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.13, 3.06 or 10.05). No service charge to any Holder shall be made for any such transaction.

 The Company shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of no-tice of redemption of Securities to be redeemed, or (b) any Securities select-ed, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

 All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.08. Book Entry Provisions for Global Securities.

 (a) The U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.03.

 Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Com-pany or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the De-positary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

 (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Secu-rity may be transferred in accordance with the rules and procedures of the De-positary and the provisions of Section 2.09. In addition, U.S. Physical Secu-rities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, if (i) the Depositary notifies the Company that is unwilling or unable to continue as Depositary for the U.S. Global Security or the Offshore Global Security, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Physical Securities.

 (c) Any beneficial interest in one of the Global Securities that is trans-ferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

 (d) In connection with any transfer of a portion of the beneficial interests in the U.S. Global Security to beneficial owners pursuant to paragraph (b) of this Section and Section 2.09 (a)(ii), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more U.S. Physical Securities of like tenor and amount.

 (e) In connection with the transfer of the entire U.S. Global Security or Offshore Global Security to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Security or Offshore Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancella-tion, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depos-itary in exchange for its beneficial interest in the U.S. Global Security or Offshore Global Security, as the case may be, an equal aggregate principal amount of U.S. Physical Securi-ties or Offshore Physical Securities, as the case may be, of authorized denom-inations.

 (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.09, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 2.03.

 (g) Any Offshore Physical Security delivered in exchange for an interest in the Offshore Global Security pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.09, bear the legend regarding transfer restrictions applicable to the Offshore Physical Security set forth in Section 2.03.

 (h) The registered holder of a Global Security may grant proxies and other-wise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 2.09. Special Transfer Provisions.

 Unless and until a Security is exchanged for an Exchange Security in connec-tion with an effective Registration pursuant to the Registration Rights Agree-ment, the following provisions shall apply:

  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

   (i) The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is at least three years after the Original Issue Date of the Se-curities or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit B hereto and (B) if the principal amount of the Securities being transferred is less than $250,000 at the time of such transfer, an opinion of counsel acceptable to the Com-pany that such transfer is in compliance with the Securities Act.

   (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a de-crease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and the Company shall execute, and the Trustee shall au-thenticate and make available for delivery, one or more U.S. Physical Cer-tificates of like tenor and amount.

  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Security or an interest in the U.S. Global Security to a QIB (excluding Non-U.S. Persons):

   (i) If the Security to be transferred consists of (x) U.S. Physical Secu-rities, the Registrar shall register the transfer if such transfer is be-ing made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such informa-tion regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an in-terest in the U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

   (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an in-crease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be trans-ferred and the Trustee shall cancel the U.S. Physical Security so trans-ferred.

  (c) Transfers of Interests in the Temporary Offshore Global Security. The following provisions shall apply with respect to registration of any pro-posed transfer of interests in the Temporary Offshore Global Security:

   (i) The Registrar shall register the transfer of any Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Ex-hibit C hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stat-ing, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a trans-feree who has signed the certification provided for on the form of Secu-rity stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an ac-count with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from regis-tration provided by Rule 144A.

   (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instruc-tions given in accordance with the Depositary's and the Registrar's proce-dures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security, in an amount equal to the principal amount of the Temporary Offshore Global Se-curity to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Security in a like amount.

  (d) Transfers of Interests in the Permanent Offshore Global Security or Offshore Physical Securities to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Permanent Offshore Global Security or Offshore Physical Securities to U.S. Persons: The Regis-trar shall register the transfer of any such Security without requiring any additional certification.

  (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

   (i) Prior to January 6, 1997, the Registrar shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transfer-or.

   (ii) On and after January 6, 1997, the Registrar shall register any pro-posed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.

   (iii) (a) If the proposed transferor is an Agent Member holding a benefi-cial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instruc-tions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a de-crease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the trustee shall cancel the Physical Secu-rity, if any, so transferred or decrease the amount of the U.S. Global Se-curity, as the case may be.

  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall de-liver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Place-ment Legend, the Registrar shall deliver only Securities that bear the Pri-vate Placement Legend unless either (i) the circumstances contemplated by the fifth paragraph of Section 2.02 or paragraph (a)(i)(x) or (e)(ii) of this Section 2.09 exist or (ii) there is delivered to the Registrar an Opin-ion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securi-ties Act.

  (g) General. By its acceptance of any Security bearing the Private Place-ment Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as pro-vided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; pro-vided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.08 or this Section 2.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.10. Mutilated, Defaced, Destroyed, Lost and Stolen Securities.

 In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any Officer of the Company, the Trustee shall authenticate and make available for delivery, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitu-tion for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the appli-cant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfac-tion of the apparent destruction, loss or theft of such Security and of the ownership thereof.

 Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mu-tilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent de-struction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their sat-isfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

 Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or sto-len shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this In-denture equally and proportionately with any and all other Securities duly au-thenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies not-withstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.11. Outstanding Securities.

 The Securities outstanding at any time are all Securities that have been au-thenticated by the Trustee except for (a) those cancelled by it, (b) those de-livered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section
9.01 or 9.02 have been satisfied, those Securities theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.11 as not outstanding. Subject to Section 2.12, a Security does not cease to be out-standing because the Company or one of its Affiliates holds the Security.

 If a Security is replaced pursuant to Section 2.10, it ceases to be outstand-ing unless the Trustee receives proof satisfactory to it that the replaced Se-curity is held by a bona fide purchaser in whose hands such Security is a le-gal, valid and binding obligation of the Company.

 If the principal amount of any Security is considered to be paid under Sec-tion 4.01, it ceases to be outstanding and interest thereon shall cease to ac-crue.

 If the Paying Agent holds, in its capacity as such, on the Stated Maturity of a Security, on any Redemption Date or any Purchase Date, money sufficient to pay all accrued interest and Additional Interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section  2.12. Treasury Securities.

 In determining whether the Holders of the required principal amount of Secu-rities have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Compa-ny, any Guarantor or any of their respective Affiliates shall be disregarded as though they were not outstanding, except that for the purposes of determin-ing whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that the Trustee actually knows are so owned shall be so disregarded.

 The Trustee may require an Officers' Certificate listing securities owned by the Company, any Guarantor or any of their respective Affiliates.

Section 2.13. Temporary Securities.

 Pending the preparation of definitive Securities, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satis-factory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Secu-rities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Se-curities and thereupon temporary Securities may be surrendered in exchange therefor without charge to the Registrar or the Paying Agent, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denomi-nations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.14. Cancellation of Securities, Destruction Thereof.

 All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any Agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may, but shall not be requied to, destroy cancelled Se-curities held by it and deliver a certificate of destruction to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.15. CUSIP and CINS Number.

 The Company in issuing the Securities may use a "CUSIP" or "CINS" number, and if so, such CUSIP or CINS number shall be included in notices of redemption, repurchase or exchange as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number printed in the notice or on the Secu-rities, and that reliance may be placed only on the other identification num-bers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP or CINS number.

Section 2.16. Deposit of Moneys.

 Prior to 12:00 noon, New York City time, on each Interest Payment Date, at the Stated Maturity of the Securities, on each Redemption Date, on each Pur-chase Date and on the Business Day immediately following any acceleration of the Securities pursuant to Section 6.02, the Company shall deposit with the Paying Agent in immediately available funds money (in United States dollars) sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity, Redemption Date, Purchase Date or Business Day, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Stated Maturity, Redemption Date, Pur-chase Date or Business Day, as the case may be.

                                 ARTICLE THREE

                                  Redemption

Section 3.01. Notices to Trustee.

 If the Company wants to redeem Securities pursuant to paragraph 5(a) or 5(b) of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

 The Company shall give notice of a redemption pursuant to paragraph 5(c) of the Securities (a "Special Redemption") to the Trustee at least three Business

Days before the Redemption Date with respect to the Special Redemption (unless a shorter notice period shall be agreed to by the Trustee in writing), to-gether with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

Section 3.02. Selection of Securities To Be Redeemed.

 If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair and in such a manner as to comply with any applicable requirements of any securi-ties exchange on which such Securities are listed; provided, however, that se-lection of the Securities to be redeemed pursuant to paragraph 5(b) of the Se-curities shall be made by the Trustee only on a pro rata basis (based on the then outstanding principal amounts thereof) among the Securities and the Se-nior Notes. The Trustee shall make the selection from the Securities then out-standing, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemp-tion.

Section 3.03. Notice of Redemption.

 At least 30 days but not more than 60 days before a Redemption Date (other than with respect to a Special Redemption), the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be re-deemed; provided, however, that notice of a redemption pursuant to paragraph 5(b) of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 60 days following the consummation of the relevent Equity Public Offering. In the event of a Special Redemption other than on the Special Redemption Date, at least three Business Days before the Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities.

 Each notice of redemption shall identify the Securities to be redeemed and shall state:

  (1) the Redemption Date;

  (2) the redemption price;

  (3) that, if any Security contains a CUSIP, CINS or other identification number as provided in Section 2.15, no representation is being made as to the correctness of the CUSIP, CINS, ISIN or other identification number ei-ther as printed on the Securities or as contained in the notice of redemp-tion and that reliance may be placed only on the other identification num-bers printed on the Securities;

  (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

  (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

  (6) that, unless the Company defaults in making the redemption payment, in-terest and Additional Interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

  (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

 At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

Section 3.04. Effect of Notice of Redemption.

 Once a notice of redemption is mailed, Securities called for redemption be-come due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest and Additional Interest, if any, thereon to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

Section 3.05. Deposit of Redemption Price.

 At least one Business Day before the Redemption Date, the Company shall de-posit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money suffi-cient to pay the redemption price of and accrued interest and Additional In-terest, if any, on all Securities to be redeemed on that date other than Secu-rities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

Section 3.06. Securities Redeemed in Part.

 Upon surrender of a Security that is redeemed in part, the Trustee shall au-thenticate for the Holder a new Security equal in principal amount to the un-redeemed portion of the Security surrendered.

                                 ARTICLE FOUR

                                   Covenants

Section 4.01. Payment of Securities.

 The Company shall pay the principal of and interest and Additional Interest, if any, on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal, interest or Addi-tional Interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Com-pany) holds on that date money designated for and sufficient to pay the in-stallment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

 The Company shall pay interest on overdue principal at the same rate per an-num borne by the Securities. The Company shall pay interest on overdue in-stallments of interest and Additional Interest at the same rate per annum borne by the Securities, to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

 The Company shall maintain in the Borough of Manhattan, The City ofNew York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and de-mands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presenta-tions, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Limitation on Transactions with Affiliates and Related Persons.

 The Company will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any transaction with an Affiliate or Related Per-son of the Company (other than the Company or a Subsidiary of the Company), including, without limitation, the purchase, sale, lease or exchange of prop-erty, the rendering of any service, or the making of any guarantee, loan, ad-vance or Investment, either directly or indirectly, involving aggregate con-sideration in excess of $1,000,000 unless (i) a majority of the disinterested directors of the Board of Directors of the Company determines, in its good faith judgment evidenced by a resolution of such Board of Directors filed with the Trustee, that such transaction is in the best interests of the Company or such Subsidiary, as the case may be; and (ii) such transaction is, in the opinion of a majority of the disinterested directors of the Board of Directors of the Company evidenced by a resolution of such Board of Directors filed with the Trustee, on terms no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Per-son.

 The provisions of this Section 4.03 shall not apply to (i) the Transaction or the execution, delivery and performance of any Transaction Agreement, (ii) any employment or indemnification agreement or similar arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business,
(iii) transactions permitted by the provisions of Section 4.06, and (iv) the payment of reasonable fees to directors of the Company or its Subsidiaries.

Section 4.04. Limitation on Indebtedness.

 The Company will not, and will not permit any of its Subsidiaries to, Incur, directly or indirectly, any Indebtedness, except: (i) Indebtedness of the Com-pany or its Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preced-ing the Incurrence of such Indebtedness, calculated on a pro forma basis as if such Indebtedness had been Incurred on the first day of such four full fiscal quarters, would be greater than 2.50 to 1.00; (ii) Indebtedness of the Compa-ny, and guarantees of such Indebtedness by any Guarantor, Incurred under the Senior Credit Facility in an aggregate principal amount outstanding at any one time not to exceed $415 million less any amount of Indebtedness permanently repaid as provided under Section 4.05 or pursuant to the terms of such Senior Credit Facility or otherwise; (iii) Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company or Indebtedness owed by a Subsidiary of the Company to the Company or a Wholly Owned Subsidiary of the Company; pro-vided, however, that upon either (I) the transfer or other disposition by such Wholly Owned Subsidiary or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or another Wholly Owned Subsidiary of the Company or (II) the issuance (other than directors' qualify-ing shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned Subsidiary of the Company, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, trans-fer or other disposition, as the case may be; (iv) Indebtedness of the Company or its Subsidiaries under any Interest Rate Agreement or Currency Agreement to the extent entered into to hedge any other Indebtedness permitted under this Indenture; (v) Indebtedness Incurred to renew, extend, refinance or refund (collectively for purposes of this clause (v) to "refund") any Indebtedness outstanding on the Issue Date and Indebtedness Incurred under the prior clause
(i) above or the Securities or the Senior Notes; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accrued amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebt-edness refunded or the amount of any premium reasonably determined by the Com-pany as necessary to accomplish such refunding by means of a tender offer, ex-change offer, or privately negotiated repurchase, plus the expenses of the Company or such Subsidiary incurred in connection therewith and (II)(A) in the case of any refunding of Indebtedness that is pari passu with the Securities or Guarantees thereof, such refunding Indebtedness is made pari passu with or subordinate in right of payment to the Securities or Guarantees thereof, and, in the case of any refunding of

Indebtedness that is subordinate in right of payment to the Securities or Guarantees thereof, such refunding Indebtedness is subordinate in right of payment to the Securities or Guarantees thereof on terms no less favorable to the Holders than those contained in the Indebtedness being refunded, (B) in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Com-pany or a Subsidiary of the Company) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to pur-chase made by the Company or a Subsidiary of the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.14 and (C) any Indebtedness Incurred to refund any other Indebtedness is Incurred by the obligor on the Indebted-ness being refunded or by the Company; (vi) Indebtedness of the Company or its Subsidiaries, not otherwise permitted to be Incurred pursuant to clauses (i) through (v) above, which, together with any other outstanding Indebtedness In-curred pursuant to this clause (vi), has an aggregate principal amount not in excess of $50 million at any time outstanding; and (vii) Indebtedness of the Company under the Securities and the Senior Notes and Indebtedness of the Guarantors under the Guarantees and the guarantees of the Senior Notes.

 For purposes of determining compliance with this Section 4.04, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the clauses of the preceding paragraph, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one such clause, and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liabil-ity in respect thereof determined in conformity with GAAP.

Section 4.05. Limitation on Certain Asset Dispositions.

 (a) The Company will not, and will not permit any of its Subsidiaries to, di-rectly or indirectly, make one or more Asset Dispositions for aggregate con-sideration of, or in respect of assets having an aggregate fair market value of, $25 million or more in any 12-month period, unless: (i) the Company or such

Subsidiary, as the case may be, receives consideration for such Asset Disposi-tion at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evi-denced by a resolution of such Board of Directors filed with the Trustee; (ii) not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents or the assumption of Indebtedness (other than non-recourse Indebtedness or any Indebtedness subordinated to the Securi-ties or Guarantees thereof) of the Company or such Subsidiary or other obliga-tions relating to such assets (and release of the Company or such Subsidiary from all liability on the Indebtedness or other obligations assumed); and
(iii) all Net Available Proceeds, less any amounts invested or committed to be invested pursuant to legally enforceable agreements within 360 days of such Asset Disposition in assets related to the business of the Company (including the Capital Stock of another Person (other than the Company or any Person that is a Subsidiary of the Company immediately prior to such investment); provid-ed, however, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Subsidiary of the Company), are ap-plied, on or prior to the 360th day after such Asset Disposition, unless and to the extent that the Company shall determine to make an Offer to Purchase, either to (A) the permanent reduction and prepayment of any Indebtedness of the Company (other than Indebtedness which is expressly subordinate to the Se-curities) then outstanding (including a permanent reduction of commitments in respect thereof) or (B) the permanent reduction and repayment of any Indebted-ness of any Subsidiary of the Company (other than Indebtedness which is ex-pressly subordinate to the Guarantee of such Subsidiary of the Securities) then outstanding (including a permanent reduction of commitments in respect thereof). The date of the earlier to occur of (x) the 361st day after such As-set Disposition and (y) the 31st day after the date that the Company shall have determined not to apply any Net Available Proceeds from any Asset Dispo-sition as provided in subclauses (A) or (B) of clause (iii) of the immediately preceding sentence shall be deemed to be the "Asset Sale Offer Trigger Date," and the amount of Net Available Proceeds from Asset Dispositions otherwise subject to the preceding provisions not so applied or as to which the Company has determined not to so apply shall be referred to as the "Unutilized Net Available Proceeds." Within thirty days after the Asset Sale Offer Trigger Date, the Company shall make an Offer to Purchase outstanding Securities at a purchase price in cash equal to 100% of their principal amount plus any ac-crued and unpaid interest and Additional Interest to the Purchase Date. Not-withstanding the foregoing, the Company may defer making any Offer to Purchase out-standing Securities until there are aggregate Unutilized Net Available Pro-ceeds equal to or in excess of $25 million (at which time, the entire Unutilized Net Available Proceeds, and not just the amount in excess of $25 million, shall be applied as required pursuant to this paragraph).

 If any Indebtedness of the Company or any of its Subsidiaries ranking pari passu with the Securities or Guarantees thereof requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available Pro-ceeds, the Company may apply such Net Available Proceeds pro rata (based on the aggregate principal amount of the Securities then outstanding and the ag-gregate principal amount (or accreted value, if less) of all such other In-debtedness then outstanding) to the making of an Offer to Purchase the Securi-ties in accordance with the foregoing provisions and the prepayment or the of-fer to prepay such pari passu Indebtedness. The Company shall make a further Offer to Purchase Securities in an aggregate principal amount equal to any such Net Available Proceeds not utilized to actually prepay such other Indebt-edness at a purchase price in cash equal to 100% of the principal amount of the Securities plus any accrued and unpaid interest and Additional Interest to the Purchase Date if the amount not so utilized equals or exceeds $25 million.

 Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of this Indenture) and the amount of Net Available Pro-ceeds then required to be otherwise applied in accordance with this Section
4.05 shall be reset to zero, subject to any subsequent Asset Disposition.

 In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, in-cluding any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relat-ing to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or a Default.

 (b) Each Holder shall be entitled to tender all or any portion of the Securi-ties owned by such Holder with respect to an Offer to Purchase pursuant to this Section 4.05, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration of the Offer among tendering Holders if the ag-gregate amount of Securities tendered exceeds the Net Available Proceeds.

 (c) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 4.05, the Company shall deliver to the Trustee an Of-ficers' Certificate as to the Purchase Amount.

 On or prior to the Purchase Date specified in the Offer to Purchase, the Com-pany shall (i) accept for payment (on a pro rata basis, if necessary) Securi-ties or portions thereof validly tendered pursuant to such Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and
(iii) deliver or cause to be delivered to the Trustee for cancellation all Se-curities so accepted together with an Officers' Certificate stating the Secu-rities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as re-quested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

 (d) Notwithstanding the foregoing, this Section 4.05 shall not apply to the Transaction or any Asset Disposition consummated in compliance with the provi-sions of Section 5.01.

 (e) Any Purchase Date (as defined in the Senior Note Indenture) set for the Senior Notes and any purchase date or dates for all other Senior Indebtedness required by its terms to be repaid with the proceeds of an Asset Disposition shall be a date prior to the Purchase Date established by the Company for re-purchase of the Securities pursuant to this Section 4.05.

Section 4.06. Limitation on Restricted Payments.

 The Company will not, and will not permit any of its Subsidiaries to, di-rectly or indirectly, (i) declare or pay any dividend, or make any distribu-tion of any kind or character (whether in cash, property or securities), in respect of any class of its Capital Stock or to the holders thereof in their capacity as stockholders, excluding any (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), (y) in the case of any Subsidiary of the Company, dividends or distributions payable to the Com-pany or a Subsidiary of the Company or (z) the dividends and distributions paid or made in connection with the Transaction on or prior to the date of the Shipbuilding Distribution, (ii) purchase, redeem, or otherwise acquire or re-tire for value shares of Capital Stock of the Company or any of its Subsidiar-ies, any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any of its Subsidiaries or any securities convertible or exchangeable into shares of Capital Stock of the Company or any of its Sub-sidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Subsidiary of the Company, (iii) make any Investment in (other than a Permitted Investment), or payment on a guarantee of any obligation of, any Person, other than the Com-pany or a Wholly Owned Subsidiary of the Company, or (iv) redeem, defease, re-purchase, retire or otherwise acquire or retire for value, prior to any sched-uled maturity, repayment or sinking fund payment, Indebtedness which is subor-dinate in right of payment to the Securities (each of the transactions de-scribed in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment") if at the time thereof: (1) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be contin-uing, or (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of
Section 4.04, or (3) upon giving effect to such Restricted Payment, the aggre-gate of all Restricted Payments made on or after the Issue Date exceeds the sum of: (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) since the end of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter for which finan-cial statements are available; plus (b) 100% of the aggregate net proceeds re-ceived after the Issue Date (other than pursuant to or in connection with the Shipbuilding Distribution or the Transaction), including the fair market value of property other than cash (determined in good faith by the Board of Direc-tors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee), from the issuance of Capital Stock of the Company (other than Disqualified Stock) and warrants, rights or options on Capital Stock of the Company (other than Disqualified Stock) (other than in respect of any such issuance to a Subsidiary of the Company) and the principal amount of Indebtedness of the Company or any of its Subsidiaries that has been converted into or exchanged for Capital Stock of the Company which Indebtedness was Incurred after the Is-sue Date; plus (c) in the case of the disposition or repayment of any Invest-ment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposi-tion of such Investment; provided, however, that at the time any such Invest-ment is made the Company delivers to the Trustee a resolution of its Board of Directors to the effect that, for purposes of this Section 4.06, such Invest-ment constitutes a Restricted Payment made after the Issue Date; plus (d) $20 million.

 The foregoing provision will not be violated by (i) any dividend on any class of Capital Stock of the Company or any Subsidiary of the Company paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of this Indenture, (ii) the renewal, extension, refunding or refinancing of any Indebtedness otherwise permitted pursuant to clause (v) of Section 4.04, (iii) the exchange or con-version of any Indebtedness of the Company or any Subsidiary of the Company for or into Capital Stock of the Company (other than Disqualified Stock of the Company), (iv) any payments, loans or other advances made pursuant to any em-ployee benefit plans (including plans for the benefit of directors) or employ-ment agreements or other compensation arrangements, in each case as approved by the Board of Directors of the Company in its good faith judgment, (v) the redemption of the Company's rights issued pursuant to the Rights Agreement be-tween the Company and First Chicago Trust Company of New York, as Rights Agent, in an amount per right issued thereunder not to exceed that in effect on the Issue Date, (vi) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (vii) so long as no Default or Event of Default has occurred and is continuing, additional Investments constituting Restricted Payments in Persons or entities in a line of business related to the busi-nesses of the Company and its Subsidiaries as of the Issue Date in an aggre-gate outstanding amount (valued at the cost thereof) not to exceed at any time $50 million, (viii) the redemption, repurchase, retirement or other acquisi-tion of any Capital Stock of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified

Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (ix) the redemption, repurchase, retirement or other acquisition of any Securities in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Compa-ny) of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding para-graph or (x) so long as no Default or Event of Default has occurred and is continuing, the payment of cash dividends on the Company's Common Stock not to exceed $5.5 million in any fiscal year of the Company. Each Restricted Payment described in clauses (i), (iv), (v), (vii) and (x) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph.

Section 4.07. Corporate Existence.

 Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material fran-chises of the Company and its Subsidiaries; provided, however, that the Com-pany shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Com-pany shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any mate-rial respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Subsidiaries of the Company with or into another Wholly Owned Subsidiary of the Company or another Person, if the sur-viving Person is a Wholly Owned Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

Section 4.08. Payment of Taxes and Other Claims.

 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and gov-ernmental charges levied or imposed upon the Company or any Subsidiary of the

Company or upon the income, profits or property of the Company or any Subsidi-ary of the Company and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Subsidiary of the Company; pro-vided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appro-priate proceedings and for which appropriate provision has been made.

Section 4.09. Notice of Defaults.

 (1) In the event that any Indebtedness of the Company or any of its Subsidi-aries is declared due and payable before its maturity because of the occur-rence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or pro-poses to take with respect thereto.

 (2) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the De-fault or Event of Default.

Section 4.10. Maintenance of Properties.

 The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such proper-ties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or such Subsidiary having mana-gerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

Section 4.11. Compliance Certificate.

 The Company shall deliver to the Trustee within 55 days after the end of each of the first three fiscal quarters of the Company and within 100 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the super-vision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any De-fault or Event of Default by the Company that occurred during such fiscal quarter or fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this
Section 4.11 shall be for the fiscal year ending December 31, 1996.

Section 4.12. Provision of Financial Information.

 Whether or not the Company is subject to Section 13(a) or 15(d) of the Ex-change Act, or any successor provision thereto, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so re-quired, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been re-quired so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, the filing of such documents by the Company with the SEC is not permitted under the Ex-change Act, promptly upon written request supply copies of such documents to any Holder. The Company will also comply with (S) 314(a) of the TIA.

Section 4.13. Waiver of Stay, Extension or Usury Laws.

 The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatso-ever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or in-terest and/or Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.14. Change of Control.

 (a) The Company shall, within 45 days following the date of the consummation of a transaction resulting in a Change of Control, commence an Offer to Pur-chase all outstanding Securities at a purchase price in cash equal to 101% of their aggregate principal amount plus any accrued and unpaid interest and Ad-ditional Interest thereon to the Purchase Date. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Se-curity tendered must be tendered in an integral multiple of $1,000 principal amount.

 (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof val-idly tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof ac-cepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Se-curities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the re-sults of the Offer on or as soon as practicable after the Purchase Date.

 (c) A "Change of Control" will be deemed to have occurred in the event that (whether or not otherwise permitted by this Indenture) after the Issue Date
(a) any Person or any Persons acting together that would constitute a group (other than, until the date all of the outstanding Common Stock of the Company is distributed by Tenneco to its common stockholders, Tenneco) (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof, shall "ben-eficially own" (as defined in Rule 13d-3 under the Exchange Act, or any suc-cessor provision thereto) at least 35% of the voting power of the outstanding Voting Stock of the Company; (b) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company to any Person (other than a Wholly Owned Subsidiary of the Company which is a Guarantor); (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

 (d) In the event that the Company makes an Offer to Purchase the Securities pursuant to this Section 4.14, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Sec-tion 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of De-fault.

 (e) Any Purchase Date (as defined in the Senior Note Indenture) set for the Senior Notes and any purchase date or dates for all other Senior Indebtedness required to be repaid by its terms in the event of a Change of Control shall be a date prior to the Purchase Date established by the Company for repurchase of the Securities pursuant to this Section 4.14.

 (f) A third party may also make and consummate an Offer to Purchase the Secu-rities in the manner and at the times and otherwise in compliance with this
Section 4.14.

Section 4.15. Limitation on Senior Subordinated Indebtedness.

 The Company shall not (i) directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and expressly rank subordinate in right of payment to any Senior Indebtedness of the Company or (ii) permit any Guarantor to, and no Guarantor will, di-rectly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and expressly rank sub-ordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor.

Section 4.16. Limitations Concerning Distributions and Transfers by Subsidiar-ies.

 The Company will not, and will not permit any of its Subsidiaries to, di-rectly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay, directly or indirectly, dividends or make any other dis-tributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Subsidiary of the Company, (ii) make loans or advances to the Company or any Subsidiary of the Company or guarantee any Indebtedness of the Company or any of its Subsidiaries or (iii) transfer any of its property or assets to the Company or any Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of
(a) any agreement in effect on the Issue Date (including pursuant to the Se-nior Credit Facility and the Senior Note Indenture and agreements entered into in connection therewith) as any such agreement is in effect on such date, (b) any agreement relating to any Indebtedness Incurred by such Subsidiary prior to the date on which such Subsidiary became a Subsidiary of the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Subsidiary of the Company and provided such encumbrance or restric-tion shall not apply to any assets of the Company or its Subsidiaries other than such Subsidiary, (c) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided, however, that such encumbrance or restriction is applicable only to such Subsidiary or as-sets, (d) an agreement effecting a renewal, exchange, refunding, amendment or extension of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) above or (e) below, provided, however, that the provisions contained in such renewal, exchange, refunding, amendment or extension agree-ment relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee, (e) this Indenture and the Senior Note Indenture, (f) applicable law, (g) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Subsidiary of the Company, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this Section
4.16 or (i) restrictions of the type referred to in clause (iii) of this Sec-tion 4.16 contained in security agreements securing Indebtedness of a Subsidi-ary of the Company to the extent that such Liens were otherwise incurred in accordance with this Indenture and the Senior Note Indenture and restrict the transfer of property subject to such agreements.

Section 4.17. Limitation on Issuance and Sale of Capital Stock of Subsidiar-ies.

 The Company (a) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of such Subsidiary or any other Subsidiary (other than to the Company or a Wholly Owned Subsidiary of the Company), except that the Company and any Sub-sidiary of the Company may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary of the Company to any Person, subject to complying with the provisions of Section
4.05 and except for the Incurrence of Liens permitted under Section 4.18 and
(b) will not permit any Subsidiary of the Company to issue shares of its Capi-tal Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

Section 4.18. Limitation on Liens.

 The Company will not, and will not permit any of its Subsidiaries to, Incur any Lien on or with respect to any property or assets of the Company or any Subsidiary of the Company owned on the Issue Date or thereafter acquired or on the income or profits thereof to secure Indebtedness of any Person (other than Senior Indebtedness of the Company or Guarantor Senior Indebtedness) without making, or causing such Subsidiary to make, effective provision for securing the Securities and all other amounts due under this Indenture (and, if the Company shall so determine, any other Indebtedness of the Company or such Sub-sidiary, including Indebtedness which is subordinate in right of payment to the Securities or the Guarantee thereof by such Subsidiary; provided, however, that Liens securing the Securities and any Indebtedness pari passu with the Securities or such Guarantee are senior to such Liens securing such subordi-nated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Securities or the Guarantees thereof, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured. The foregoing re-strictions shall not apply to (i) Liens securing Senior Indebtedness of the Company or Guarantor Senior Indebtedness;
(ii) Liens securing the Securities or the Guarantees thereof; (iii) Liens with respect to assets of a Subsidiary of the Company granted by such Subsidiary to the Company or a Wholly Owned Subsidiary of the Company to secure Indebtedness owing by such Subsidiary to the Company or such Wholly Owned Subsidiary; (iv) Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens; provided, however, that (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) the Indebtedness secured by such Lien is Incurred by the Com-pany or a Subsidiary of the Company within 180 days of the acquisition, con-struction or improvement of such property and (d) the Incurrence of Indebted-ness is permitted by Section 4.04; (v) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition); (vi) Liens on property of, or on shares of stock or Indebtedness of, a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company (and not created in anticipation or contemplation thereof); (vii) Liens existing on the Issue Date securing Indebtedness exist-ing on the Issue Date; (viii) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens re-ferred to in the foregoing clauses (i)-(vii) so long as such Liens do not ex-tend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such renewal, refinancing or refunding pursuant to the terms of the Indebtedness renewed, refinanced or refunded or the amount of any pre-mium reasonably determined by the Company as necessary to accomplish such re-newal, refinancing or refunding by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the Company or such Sub-sidiary incurred in connection with such renewal, refinancing or refunding; and (ix) Permitted Liens.

Section 4.19. Deposit of Funds with Trustee Pending Consummation of the Ship-
              building Distribution.

 (a) On the Issue Date, the Company shall deposit with the Trustee as herein-after provided the net proceeds of the offering of the Securities before de-ducting offering expenses ($195,000,000) (the "Net Offering Proceeds").

 (b) In order to partially secure the payment and performance of the Company's obligation to redeem the Securities upon a Special Redemption, the Company hereby grants to the Trustee, for the benefit of the Holders, a continuing se-curity interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising. The Trustee shall have no obligation to file any financing statement or otherwise take any action to maintain or perfect any such security interest.

 (c) At all times until the earlier to occur of (i) March 31, 1997 (the "Spe-cial Redemption Date"), if the Shipbuilding Distribution shall not have been consummated on or prior to the Special Redemption Date, (ii) receipt by the Trustee of an Officers' Certificate stating that a material condition to the Shipbuilding Distribution will not be satisfied on or prior to the Special Re-demption Date and (iii) receipt by the Trustee of an Officers' Certificate in the form of Exhibit D hereto stating that each of the material conditions to the Shipbuilding Distribution have been satisfied, there shall be maintained with the Trustee an account (the "Collateral Account") designated "Newport News Shipbuilding Inc. Account Pledged to The Bank of New York, as Trustee," which account shall be under the sole dominion and control of the Trustee. On the Issue Date, the Company shall cause the Net Offering Proceeds to be depos-ited in the Collateral Account. Amounts on deposit in the Collateral Account shall be invested and reinvested in Cash Equivalents as directed by the Com-pany in writing. In the event the Company shall fail to provide such direc-tions to the Trustee, the Trustee shall invest amounts on deposit in the Col-lateral Account in Cash Equivalents. Any income received with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Cash Equivalents, shall remain, or be deposited, in the Collateral Account. The Trustee shall not be liable or accountable for any losses resulting without negligence on the part of the Trustee from the sale or depreciation in the market value of any investment of amounts on deposit in the Collateral Account. Subject to Article Seven hereof, the Trustee solely in its individual capacity hereby waives any rights it may have in such individual capacity to the Collateral Account and all funds and investments therein including, without limitation, any such rights arising through any counterclaim, defense, recoupment, charge, lien or right of set-off.

 (d) Upon the occurrence of the event specified in subclause (c) (iii) above, the security interest in the Collateral shall terminate as of the date of re-ceipt by the Trustee of the Officers' Certificate described in subclause
(c)(iii) above and all
funds in the Collateral Account (the "Collateral Funds") shall be released to the Company to an account designated by the Company by wire transfer of imme-diately available funds. Upon the occurrence of either of the events specified in subsections (c) (i) and (c) (ii) above, the Trustee shall apply the Collat-eral Funds to fund the Special Redemption. Section 314(d) of the TIA shall not apply to the release of Collateral pursuant to this provision if such release occurs prior to the filing of the Registration Statement under the Securities Act pursuant to the Registration Rights Agreement, after which time this sen-tence shall be deemed deleted from this Indenture.

                                 ARTICLE FIVE

                        Mergers; Successor Corporation

Section 5.01. Restriction on Mergers, Consolidations and Certain Sales of
Assets.

 Neither the Company nor any Subsidiary of the Company will consolidate or merge with or into any Person, and the Company will not, and will not permit any of its Subsidiaries to, sell, assign, lease, convey or otherwise dispose of all or substantially all of the Company's consolidated assets (as an en-tirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) to, any Person unless, in each such case: (i) the entity formed by or surviving any such con-solidation or merger (if other than the Company or such Subsidiary), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity" ), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Co-lumbia; provided, however, that any Subsidiary (other than a Subsidiary that is not, or would not after giving effect thereto be, a Material Subsidiary) may consolidate or merge with a corporation which is not so organized or ex-isting; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations, if any, of the Company or such Subsidiary, as the case may be, on the Securities or such Guarantor's Guarantee, as the case may be, and under this Indenture; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Company or the Surviving Entity (in the case of any transac-tion involving the Company or all or substantially all of the Company's con-solidated assets), as the case may be, would be at least equal to the Consoli-dated Net Worth of the Company immediately prior to such transaction; (iv) im-mediately after giving effect to such transaction and the use of any net pro-ceeds therefrom on a pro forma basis, the Company or the Surviving Entity (in the case of any transaction involving the Company or all or substantially all of the Company's consolidated assets), as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 4.04; (v) imme-diately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or such Subsidiary, as the case may be, as a result of such transaction as having been incurred by the Company or such Subsidiary, as the case may be, at the time of the trans-action, no Event of Default or event that with the passing of time or the giv-ing of notice, or both, would constitute an Event of Default shall have oc-curred and be continuing; and (vi) if, as a result of any such transaction, property or assets of the Company or a Subsidiary of the Company would become subject to a Lien not excepted from the provisions of Section 4.18, the Compa-ny, any such Subsidiary or the Surviving Entity, as the case may be, shall have secured the Securities as required by said Section 4.18. The provisions of this Section 5.01 shall not apply to any merger of a Subsidiary of the Com-pany with or into the Company or a Wholly Owned Subsidiary of the Company or any transaction pursuant to which a Guarantor's Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.05.

Section 5.02. Successor Corporation Substituted.

 Upon any consolidation of the Company or any Subsidiary of the Company with, or merger of the Company or any such Subsidiary into, any other Person or any sale, assignment, lease, conveyance or other disposition of all or substan-tially all of the Company's consolidated assets (as an entirety or substan-tially as an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) in accordance with Section 5.01, upon the execution of a supplemental indenture by the Surviving Person in form and substance satisfactory to the Trustee (in reliance on an Opinion of Counsel) (as evidenced by the Trustee's execution thereof), the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, the Company or such Subsidi-ary, as the case may be, under this Indenture and the Securities or the Guar-antees, as the case may be, with the same effect as if such Surviving Person had been named as the Company or such Subsidiary, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securi-ties or the Guarantees, as the case may be.

                                  ARTICLE SIX

                             Default and Remedies

Section 6.01. Events of Default.

 An "Event of Default" occurs if:

  (1) the Company fails to pay any interest or Additional Interest on any Se-curity when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by Article Eight hereof;

  (2) the Company fails to pay the principal of any Security when the same becomes due and payable at maturity, upon redemption, upon repurchase pursu-ant to an Offer to Purchase or otherwise, whether or not such payment is prohibited by Article Eight hereof;

  (3) the Company fails to perform or comply with any of the provisions of
 Section 5.01;

  (4) the Company fails to perform any other covenant, warranty or agreement under this Indenture or in the Securities, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

  (5) a default or defaults under the terms of one or more instruments evi-dencing or securing Indebtedness of the Company or any Subsidiary of the Company having an outstanding principal amount of $30 million or more indi-vidually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or the Company or any of its Subsidiaries fails to pay principal when due at the stated maturity of any such Indebtedness;

  (6) there shall have been any final judgment or judgments (not subject to appeal) against the Company or any Material Subsidiary of the Company in an amount of $25 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

  (7) the Company or any of its Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

   (A) commences a voluntary case or proceeding,

   (B) consents to the entry of an order for relief against it in an invol-untary case or proceeding,

   (C) consents to the appointment of a Custodian of it or for all or sub-stantially all of its property, or

   (D) makes a general assignment for the benefit of its creditors;

  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

   (A) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case or proceeding,

   (B) appoints a Custodian of the Company or any Material Subsidiary of the Company or for all or substantially all of its property, or

   (C) orders the liquidation of the Company or any Material Subsidiary of the Company,

 and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is ap-pealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured;

  (9) the Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Inden-ture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of such Guarantee and this Indenture); or

  (10) the Company fails to either (x) consummate the Shipbuilding Distribu-tion on or prior to the Special Redemption Date or (y) effect a Special Re-demption pursuant to Section 4.19 of this Indenture on or prior to the Spe-cial Redemption Date, whether or not payment upon the Special Redemption is prohibited by Article Eight hereof.

 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official un-der any Bankruptcy Law.

 A Default under clause (4) is not an Event of Default until the Trustee noti-fies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default in writing and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

Section 6.02. Acceleration.

 If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the unpaid principal of and accrued interest and Additional Interest, if any, to the date of acceleration on all the outstanding Securities to be due and pay-able immediately and, upon any such declaration, such principal amount and ac-crued interest and Additional Interest, if any, notwithstanding anything con-tained in this Indenture or the Securities to the contrary, but subject to the provisions limiting payment in Article Eight hereof, shall become immediately due and payable; provided, however, that so long as the Senior Credit Facility shall be in full force and effect or the Senior Notes shall be outstanding, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Company), the Securities shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Securities to the agent under the Senior Credit Facility and the trustee under the Senior Note Indenture, as the case may be, and (y) the acceleration of any Indebtedness under the Senior Credit Facility or the Senior Note Indenture, as the case may be.

 If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Company occurs all unpaid principal of and accrued interest and Additional Interest, if any, on the outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder thereof.

 After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then out-standing by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest and Additional Interest, if any, on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies.

 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest or Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Inden-ture.

 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omis-sion by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or con-stitute a waiver of or acquiescence in the Event of Default. No remedy is ex-clusive of any other remedy. All available remedies are cumulative to the ex-tent permitted by law.

Section 6.04. Waiver of Past Default.

 Subject to Sections 2.12, 6.07 and 10.02, prior to the declaration of accel-eration of the Securities, the Holders of not less than a majority in aggre-gate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its conse-quences, except a Default in the payment of principal of or interest or Addi-tional Interest on any Security as specified in clauses (1) and (2) of Section
6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02. The Company shall deliver to the Trustee an Offi-cers' Certificate stating that the requisite percentage of Holders have con-sented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respec-tively. This paragraph of this Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby ex-pressly excluded from this Indenture and the Securities, as permitted by the TIA.

 Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising there-from shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

 Subject to Section 2.12, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may in-volve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsis-tent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to in-demnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section
6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Section 6.06. Limitation on Suits.

 A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

  (2) the Holders of at least 25% in aggregate principal amount of the out-standing Securities make a written request to the Trustee to pursue a reme-dy;

  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or ex-pense;

  (4) the Trustee does not comply with the request within 60 days after re-ceipt of the request and the offer and, if requested, the provision of in-demnity; and

  (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is incon-sistent with the request.

 A Securityholder may not use this Indenture to prejudice the rights of an-other Securityholder or to obtain a preference or priority over such other Securityholder.

Section 6.07. Rights of Holders To Receive Payment.

 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and Additional Inter-est, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

 If an Event of Default in payment of interest, Additional Interest or princi-pal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, accrued interest and Additional Interest, if any, remain-ing unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of inter-est and Additional Interest, if any, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, ex-penses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (in-cluding any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders al-lowed in any judicial proceedings relative to the Company (or any other obli-gor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrange-ment, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.10. Priorities.

 If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

  First: to the Trustee for amounts due under Section 7.07;

  Second: to Holders for amounts due and unpaid on the Securities for princi-pal, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Se-curities for principal, interest and Additional Interest, if any, respec-tively; and

   Third: to the Company.

 The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party liti-gant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Sec-tion 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the out-standing Securities, or to any suit instituted by any Holder for the enforce-ment or the payment of the principal, interest or Additional Interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN

                                    Trustee

Section 7.01. Duties of Trustee.

 (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

 (b) Except during the continuance of a Default:

  (1) The Trustee shall not be liable except for the performance of such du-ties as are specifically set forth herein; and

  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the require-ments of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

 (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, ex-cept that:

  (1) This paragraph does not limit the effect of paragraph (b) of this Sec-tion 7.01;

  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the perfor-mance of any of its duties hereunder or to take or omit to take any action un-der this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

 Subject to Section 7.01:

  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

  (b) Before the Trustee acts or refrains from acting, it may require an Of-ficers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

  (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

  (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suf-fered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

  (f) Any request or direction of the Company mentioned herein shall be suf-ficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolu-tion.

  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or in-demnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, deben-ture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investiga-tion into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be enti-tled to examine the books, records and premises of the Company, personally or by agent or attorney.

Section 7.03. Individual Rights of Trustee.

 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affili-ates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

Section 7.05. Notice of Defaults.

 If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest or Additional Interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to (S) 315(b) of the TIA is hereby ex-pressly excluded from this Indenture and the Securities, as permitted by the TIA.

Section 7.06. Reports by Trustee to Holders.

 If required by TIA (S) 313(a), within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such June 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and
(d).

 A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Se-curities are listed.

 The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

Section 7.07. Compensation and Indemnity.

 The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on com-pensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) in-curred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust cre-ated pursuant to Section 9.01 hereof.

 The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, in-cluding the costs and expenses of defending itself against any claim or lia-bility in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liabil-ity or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

 To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or prop-erty held in trust to pay principal of or interest or Additional Interest on particular Securities.

 When the Trustee incurs expenses or renders services after an Event of De-fault specified in Section 6.01(7) or (8) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding un-der any Bankruptcy Law and are intended to constitute expenses of administra-tion under any Bankruptcy Law. The Company's obligations under this Section
7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

 The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

  (1) the Trustee fails to comply with Section 7.10;

  (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy
 Law;

  (3) a custodian or other public officer takes charge of the Trustee or its property; or

  (4) the Trustee becomes incapable of acting.

 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a ma-jority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then ow-ing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effec-tive, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Hold-ers of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trust-ee.

 If the Trustee fails to comply with Section 7.10, any Securityholder may pe-tition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

 Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

 This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall ac-quire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certifi-cates of interest or participation in other securities of the Company are out-standing if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

Section 7.11. Preferential Collection of Claims Against Company.

 The Trustee shall comply with TIA (S) 311(a), excluding any creditor rela-tionship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                          Subordination of Securities

Section 8.01. Securities Subordinated to Senior Indebtedness.

 The Company covenants and agrees, and the Trustee and each Holder of the Se-curities by his acceptance thereof likewise covenant and agree, that all Secu-rities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, as-signment or exchange thereof, accepts and agrees that all payments of the principal of and interest and Additional Interest on the Securities by the Company shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

Section 8.02. No Payment on Securities in Certain Circumstances.

 (a) No direct or indirect payment (including any payment made to Holders of the Securities under the terms of Indebtedness subordinated to the Securities, but excluding any payment or distribution of Permitted Junior Securities) by or on behalf of the Company of principal of or interest or Additional Interest on the Securities, whether pursuant to the terms of the Securities, upon ac-celeration, pursuant to an Offer to Purchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the bene-fits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice" ) from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash, no direct or indirect payment (including any payment made to Holders of the Securities under the terms of Indebtedness subordinated to the Securities, but excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of the Company of principal of or interest or Additional Interest on the Secu-rities, except from those funds held in trust for the benefit of the Holders of any Securities pursuant to the procedures set forth in Article Nine hereof, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereaf-ter.

 Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) in no event shall a Payment Blockage Notice be effective for purposes of this Section 8.02(a) unless and until 360 days shall have elapsed since the date the imme-diately prior Payment Blockage Notice became effective. Not more than one Pay-ment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No default or event of default that ex-isted or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Pay-ment Blockage Period (to the extent the holder of Designated Senior Indebted-ness, or trustee or agent, giving notice commencing such Payment Blockage Pe-riod had knowledge of such existing or continuing default or event of default) may be, or be made, the basis for the commencement of any other Payment Block-age Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

 (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Sec-tion 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebted-ness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

Section 8.03. Payment Over of Proceeds upon Dissolution, etc.

 (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (including any payment made to Holders of the Securities under the terms of Indebtedness subordinated to the Securities, but excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or in-voluntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to Senior Indebtedness shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of or interest or Additional Interest on the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (including any payment made to Holders of the Securities under the terms of Indebtedness subordinated to the Securities, but excluding any pay-ment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, the Company of the principal of or interest or Additional Interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or se-curities of the Company of any kind or character, whether in cash, property or securities (including any payment made to Holders of the Securities under the terms of Indebtedness subordinated to the Securities, but excluding any pay-ment or distribution of Permitted Junior Securities), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Per-son making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective inter-ests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

 (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securi-ties of the Company of any kind or character, whether in cash, property or se-curities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obli-gations in respect of Senior Indebtedness are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Se-nior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective rep-resentatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respec-tive interests may appear, for application to the payment of Senior Indebted-ness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any concurrent payment, distribution or provi-sion therefor to or for the holders of such Senior Indebtedness.

 The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or sub-stantially as an entirety, to another corporation upon the terms and condi-tions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

Section 8.04. Subrogation.

 Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest and Additional Interest, if any, on the Securities shall be paid in full in cash; and, for the purposes of such subro-gation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebted-ness. It is understood that the provisions of this

Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

 If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such hold-ers of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

Section 8.05. Obligations of Company Unconditional.

 Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Hold-ers of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest and Additional Interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is in-tended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebted-ness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permit-ted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

 Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or rem-edies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest or Additional Interest on the Securities.

Section 8.06. Notice to Trustee.

 The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or

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

by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Arti-cle Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this In-denture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest or Additional Interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the de-livery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on be-half of any such holder.

 In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebt-edness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable sat-isfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 8.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

 Upon any payment or distribution of assets or securities referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribu-tion, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribu-tion, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 8.08. Trustee's Relation to Senior Indebtedness.

 The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

 With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are spe-cifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this In-denture against the Trustee. The Trustee shall not be deemed to owe any fidu-ciary duty to the holders of Senior Indebtedness (except as provided in Sec-tion 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securi-ties to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 8.09. Subordination Rights Not Impaired by Acts or Omissions of the
              Company or Holders of Senior Indebtedness.

 No right of any present or future holders of any Senior Indebtedness to en-force subordination as provided herein shall at any time in any way be preju-diced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Section 8.10. Securityholders Authorize Trustee To Effectuate Subordination of
              Securities.

 Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be nec-essary or appropriate to effectuate the subordination provided in this Arti-cle, and appoints the Trustee his attorney-in-fact for such purposes, includ-ing, in the event of any dissolution, winding-up, liquidation or reorganiza-tion of the Company (whether in bankruptcy, insolvency, receivership, reorga-nization or similar proceedings or upon an assignment for the benefit of cred-itors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Secu-rities in the form required in those proceedings.

Section 8.11. This Article Not To Prevent Events of Default.

 The failure to make a payment on account of principal of or interest or Addi-tional Interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clause (1) or (2) of Section 6.01.

Section 8.12. Trustee's Compensation Not Prejudiced.

 Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

Section 8.13. No Waiver of Subordination Provisions.

 Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the con-sent of or notice to the Trustee or the Holders of the Securities, without in-curring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebted-ness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, re-lease or otherwise deal with any property pledged, mortgaged or otherwise se-curing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exer-cising any rights against the Company and any other Person.

Section 8.14. Subordination Provisions Not Applicable to Money Held in Trust
              for Securityholders; Payments May Be Paid Prior to Dissolution.

 All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

 Nothing contained in this Article or elsewhere in this Indenture shall pre-vent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest and Additional Interest on the Securities, or from depositing with the Trustee any moneys for such pay-ments or from effecting a termination of the Company's and the Guarantors' ob-ligations under the Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest and Additional Interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 8.02(b) or in Section 8.06. The Company shall give prompt written no-tice to the Trustee of any dissolution, winding-up, liquidation or reorganiza-tion of the Company.

Section 8.15. Acceleration of Securities.

 If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                 ARTICLE NINE

                            Discharge of Indenture

Section 9.01. Termination of Company's Obligations.

 Subject to the provisions of Article Eight, the Company may terminate its and the Guarantors' substantive obligations in respect of the Securities by deliv-ering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest and Additional Interest on all Securities or otherwise. In addition to the foregoing, subject to the provisions of Article Eight with respect to the creation of the defea-sance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(7) or
(8), any time on or prior to the 95th calendar day after the date of such de-posit (it being understood that this condition shall not be deemed satisfied until after such 95th day)) and provided that no default under any Senior In-debtedness would result therefrom, terminate its and the Guarantors' substan-tive obligations in respect of the Securities (except for its obligations to pay the principal of and interest and Additional Interest, if any, on the Se-curities and the Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged ("United States Government Obligations" ) sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee ei-ther an Opinion of Counsel or a ruling directed to the Trustee from the Inter-nal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision be-coming or being deemed to be an "investment company" under the Investment Com-pany Act of 1940, as amended (the "Investment Company Act"), and (iv) deliver-ing to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addi-tion, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continu-ing or would arise therefrom (or, with respect to a Default or Event of De-fault specified in Section 6.01(7) or (8), any time on or prior to the 95th calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 95th day)) and pro-vided that no default under any Senior Indebtedness would arise therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Securities (including its obligations to pay the principal of and interest and Additional Interest, if any, on the Securities and the Guarantors' guaran-tee thereof) by (i) depositing with the Trustee, under the terms of an irrevo-cable trust agreement, money or United States Government Obligations suffi-cient (without reinvestment) to pay all remaining indebtedness on the

Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the ef-fect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act and (iv) deliv-ering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

 Notwithstanding the foregoing paragraph, the Company's obligations in Sec-tions 2.04, 2.06, 2.07, 2.08, 2.09, 2.10 and 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 9.03 and 9.04 shall survive.

 After such delivery or irrevocable deposit and delivery of an Officers' Cer-tificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Securities and this Indenture except for those surviving obligations spec-ified above.

Section 9.02. Application of Trust Money.

 The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

Section 9.03. Repayment to Company.

 Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Com-pany upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest or Additional Interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as gen-eral creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

Section 9.04. Reinstatement.

 If the Trustee is unable to apply any money or United States Government Obli-gations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority en-joining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sec-tion 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; pro-vided, however, that if the Company has made any payment of interest or Addi-tional Interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Hold-ers of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE TEN

                      Amendments, Supplements and Waivers

Section 10.01. Without Consent of Holders.

 The Company and the Guarantors, when authorized by a resolution of their re-spective Boards of Directors, and the Trustee may amend or supplement this In-denture or the Securities without notice to or consent of any Securityholder:

  (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

  (ii) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

  (iv) to comply with any requirements of the SEC in order to effect or main-tain the qualification of this Indenture under the TIA;

  (v) to make any change that would provide any additional benefit or rights to the Holders;

  (vi) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

  (vii) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee;

  (viii) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

  (ix) to secure the Securities pursuant to the requirements of Section 4.18 or otherwise; or

  (x) to reflect the release of a Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of Section 11.03 and to add a Guarantor pursuant to the requirements of Section 11.07;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

Section 10.02. With Consent of Holders.

 Subject to Section 6.07, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securi-ties. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company or any Guar-antor with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiv-er, including a waiver pursuant to Section 6.04, may not:

  (1) change the Stated Maturity of the principal of or any installment of interest or Additional Interest on any Security or alter the optional re-demption or repurchase provisions of any Security or this Indenture in a manner adverse to the Holders of the Securities;

  (2) reduce the principal amount (or the premium) of any Security;

  (3) reduce the rate of or extend the time for payment of interest or Addi-tional Interest on any Security;

  (4) change the place or currency of payment of the principal of or interest or Additional Interest on any Security;

  (5) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section
 10.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

  (6) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

  (7) waive a default in the payment of the principal of, interest or Addi-tional Interest on, or redemption payment with respect to, any Security (ex-cept a rescission of acceleration of the Securities by the Holders as pro-vided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

  (8) modify the ranking or priority of the Securities or the Guarantees in respect thereof of any Guarantor, or modify the definition of Senior Indebt-edness or Guarantor Senior Indebtedness, or amend or modify any of the pro-visions of Article Eight or Article Twelve in any manner adverse to the Holders;

  (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture; or

  (10) modify the provisions relating to any Offer to Purchase required pur-suant to Section 4.05 or 4.14 in a manner materially adverse to the Holders.

 An amendment under this Section 10.02 may not make any change under Article Eight, Article Nine, Article Eleven or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebted-ness then outstanding unless the holders of such Senior Indebtedness (or any representative thereof authorized to give a consent) shall have consented to such change.

 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiv-er, but it shall be sufficient if such consent approves the substance thereof.

 After an amendment, supplement or waiver under this Section becomes effec-tive, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 10.03. Compliance with Trust Indenture Act.

 Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 10.04. Revocation and Effect of Consents.

 Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Se-curity or portion of that Security that evidences the same debt as the con-senting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Hold-ers of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwith-standing the last sentence of the immediately preceding paragraph, those per-sons who were Holders of Securities at such record date (or their duly desig-nated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

 After an amendment, supplement or waiver becomes effective, it shall bind ev-ery Securityholder, unless it makes a change described in any of clauses (1) through (10) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

Section 10.05. Notation on or Exchange of Securities.

 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not af-fect the validity and effect of such amendment, supplement or waiver.

Section 10.06. Trustee To Sign Amendments, etc.

 The Trustee shall be entitled to receive, and shall be fully protected in re-lying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver con-stitutes the legal, valid and binding obligation of the Company and the Guar-antors, enforceable in accordance with its terms (subject to customary excep-tions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                ARTICLE ELEVEN

                                   Guarantee

Section 11.01. Unconditional Guarantee.

 Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest and Additional Interest, if any, on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any over-due interest and Additional Interest on the Securities and all other obliga-tions of the Company to the Holders or the Trustee hereunder or under the Se-curities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforce-ability of the Securities or this Indenture, the absence of any action to en-force the same, any waiver or consent by any Holder of the Securities with re-spect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, present-ment, demand of payment, filing of claims with a court in the event of insol-vency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guaran-tee. If any Holder or the Trustee is required by any court or otherwise to re-turn to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in re-spect of the obligations guaranteed hereby, and (y) in the event of any accel-eration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guarantee.

Section 11.02. Severability.

 In case any provision of this Guarantee shall be invalid, illegal or unen-forceable, the validity, legality and enforceability of the remaining provi-sions shall not in any way be affected or impaired thereby.

Section 11.03. Release of a Guarantor.

 If the Securities are defeased in accordance with the terms of this Inden-ture, or if all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or other-wise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition and if (x) the Net Available Proceeds from such Asset Disposition are used in accordance with Section 4.05 or (y) the Company deliv-ers to the Trustee an Officers' Certificate covenanting that the Net Available Proceeds from such Asset Disposition shall be used in accordance with Section
4.05 and within the time limits specified by such Section 4.05, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corpora-tion acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed released from all obligations under this Article Eleven without any further action re-quired on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable re-quest of the Trustee of an Opinion of Counsel that the provisions of this Sec-tion 11.03 have been complied with, deliver an appropriate instrument evidenc-ing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released remains liable for the full amount of principal of and interest and Additional Interest, if any, on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

Section 11.04. Limitation of Guarantor's Liability.

 Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guaran-tee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Trans-fer Act or any similar U.S. Federal or state or other applicable law. To ef-fectuate the foregoing intention, the Holders and such Guarantor hereby irrev-ocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 11.05. Contribution.

 In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guaran-tors in a pro rata amount, based on the net assets of each Guarantor (includ-ing the Funding Guarantor), determined in accordance with GAAP, subject to
Section 11.04, for all payments, damages and expenses incurred by that Funding Guar-antor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

Section 11.06. Execution of Guarantee.

 To further evidence their Guarantee to the Holders, the Guarantors hereby agree to execute the Guarantee in substantially the form set forth in Exhibit A hereto to be endorsed on each Security ordered to be authenticated and de-livered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authenti-cation of the Security on which it is endorsed, and the delivery of such Secu-rity by the Trustee, after the authentication thereof hereunder, shall consti-tute due delivery of such Guarantee on behalf of such Guarantor. Such signa-ture upon the Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such offi-cer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

Section 11.07. Additional Guarantors.

 The Company shall cause each Material Subsidiary, whether formed or acquired after the Issue Date, to execute and deliver to the Trustee, promptly upon any such formation or acquisition, (a) a supplemental indenture in form and sub-stance satisfactory to the Trustee which subjects such Material Subsidiary to the provisions of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Material Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Material Subsidiary (subject to such cus-tomary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its reasonable discretion); provided, however, that any Material Subsidiary acquired after the Issue Date which is prohibited from entering into a Guarantee pursuant to restrictions contained in any debt instrument or other agreement in existence at the time such

Material Subsidiary was so acquired and not entered into in anticipation or contemplation of such acquisition shall not be required to comply with the foregoing provisions of this Section so long as any such restriction is in ex-istence and to the extent of any such restriction.

Section 11.08. Subordination of Subrogation and Other Rights.

 Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provi-sions provided therefor in this Indenture.

                                ARTICLE TWELVE

                          Subordination of Guarantee

Section 12.01. Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.

 Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Guarantees shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, as-signment or exchange thereof, accepts and agrees that all payments of the principal of and interest and Additional Interest on the Securities pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

Section 12.02. No Payment on Guarantees in Certain Circumstances.

 (a) No direct or indirect payment (including any payment made to Holders of the Securities under the terms of Indebtedness subordinated to the Securities but excluding any payment or distribution of Permitted Junior Securities) by or on behalf of any Guarantor of principal of or interest or Additional Inter-est on the Securities pursuant to such Guarantor's Guarantee, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Guarantor Senior Indebtedness of such Guar-antor, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Guaran-tor Senior Indebtedness. In addition, during the continuance of any non-pay-ment default or event of default with respect to any Designated Guarantor Se-nior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (the "Guarantor Payment Blockage Notice") from the holder or holders of such Designated Guarantor Se-nior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Guarantor Senior Indebtedness has been discharged or paid in full in cash, no direct or indirect payment (including any payment made to Holders of the Secu-rities under the terms of Indebtedness subordinated to the Securities but ex-cluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of such Guarantor of principal of interest or Additional Interest on the Securities, except from those funds held in trust for the ben-efit of the Holders of any Securities pursuant to the procedures set forth in Article Nine hereof to such Holders, during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

 Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice was given and (y) in no event shall a Guarantor Blockage Notice be effective for purposes of this Section 12.02(a) unless and until 360 days shall have elapsed since the date the immediately prior Guarantor Payment Blockage Notice became effective. Not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor dur-ing any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any other Guarantor Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantor Blockage Period (to the extent the holder of Desig-nated Guarantor Senior Indebtedness or trustee or agent giving notice concern-ing such Guarantor Blockage Period had knowledge of such existing or continu-ing default or event of default) may be, or be made, the basis for the com-mencement of any other Guarantor Blockage Period by the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

 (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Sec-tion 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guaran-tor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Guarantor Senior Indebt-edness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Guar-antor Senior Indebtedness, if any, and only the amounts specified in such no-tice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Indebtedness.

Section 12.03. Payment Over of Proceeds upon Dissolution, etc.

 (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolu-tion or winding-up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, re-ceivership or other proceedings, all amounts due or to become due with respect to all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of or interest or Additional Interest, if any, on the Securities pursuant to such Guarantor's Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest or Additional Interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or se-curities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Secu-rities), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other

Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any agreement or indenture pursuant to which any of such Guarantor Senior In-debtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

 (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securi-ties of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebted-ness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective repre-sentatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guar-antor Senior Indebtedness remaining unpaid until all such Guarantor Senior In-debtedness has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

 The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guaran-tor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and condi-tions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

Section 12.04. Subrogation.

 Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest and Additional Interest, if any, on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of such Guarantor Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the rela-tive rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

 If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Indebtedness.

Section 12.05. Obligations of Guarantors Unconditional.

 Nothing contained in this Article or elsewhere in this Indenture or in the Securities or the Guarantees is intended to or shall impair, as among the Guarantors and the Holders of the Securities, the obligation of each Guaran-tor, which is absolute and unconditional, to pay to the Holders of the Securi-ties the principal of and interest and Additional Interest, if any, on the Se-curities as and when the same shall become due and payable in accordance with the terms of the Guarantee of such Guarantor, or is intended to or shall af-fect the relative rights of the Holders of the Securities and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Se-curity or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default un-der this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness in respect of cash, property or secu-rities of any Guarantor received upon the exercise of any such remedy.

 Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or rem-edies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest or Additional Interest on the Securities pursuant to such Guarantor's Guarantee.

Section 12.06. Notice to Trustee.

 The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would pro-hibit the making of any payment to or by the Trustee in respect of the Securi-ties pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Of-fice to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest or Additional Interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to re-cover payments as contemplated by Section 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such no-tice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

 In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Se-nior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

 Upon any payment or distribution of assets or securities of a Guarantor re-ferred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or re-organization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Se-curities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or pay-able thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 12.08. Trustee's Relation to Guarantor Senior Indebtedness.

 The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

 With respect to the holders of Guarantor Senior Indebtedness, the Trustee un-dertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or ob-ligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebted-ness (except as provided in Section 12.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebt-edness shall be entitled by virtue of this Article or otherwise.

Section 12.09. Subordination Rights Not Impaired by Acts or Omissions of the
               Guarantors or Holders of Guarantor Senior Indebtedness.

 No right of any present or future holders of any Guarantor Senior Indebted-ness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, re-gardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Se-nior Indebtedness.

Section 12.10. Securityholders Authorize Trustee To Effectuate Subordination
               of Guarantee.

 Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be nec-essary or appropriate to effectuate the subordination provided in this Arti-cle, and appoints the Trustee his attorney-in-fact for such purposes, includ-ing, in the event of any dissolution, winding-up, liquidation or reorganiza-tion of any Guarantor (whether in bankruptcy, insolvency, receivership, reor-ganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

Section 12.11. This Article Not To Prevent Events of Default.

 The failure to make a payment on account of principal of or interest or Addi-tional Interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1) or (2) of Section 6.01.

Section 12.12. Trustee's Compensation Not Prejudiced.

 Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

Section 12.13. No Waiver of Guarantee Subordination Provisions.

 Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obli-gations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the man-ner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or se-cured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

Section 12.14. Payments May Be Paid Prior to Dissolution.

 Nothing contained in this Article or elsewhere in this Indenture shall pre-vent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest and Additional Interest on the Securities, or from depositing with the Trustee any moneys for such pay-ments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest and Addi-tional Interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section 12.06. A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorgani-zation of such Guarantor.

                               ARTICLE THIRTEEN

                                 Miscellaneous

Section 13.01. Trust Indenture Act Controls.

 This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provi-sion that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

 The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly ex-cluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 13.02. Notices.

 Any notice or communication shall be sufficiently given if in writing and de-livered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

 if to the Company or to the Guarantors:

  Newport News Shipbuilding Inc. 4101 Washington Avenue Newport News, Vir-ginia 23607

  Attention:Chief Financial Officer

  Facsimile:804-273-0232
  Telephone:757-380-2000

 with a copy to:

  Jenner and Block
  1 IBM Plaza
  Chicago, IL 60611

  Attention: Craig R. Culbertson

  Facsimile: 312-923-2637
  Telephone: 312-222-9350
 if to the Trustee:
  The Bank of New York
  101 Barclay Street, Floor 21W
  New York, NY 10286
  Attention: Corporate Trust Administration

  Facsimile:212-815-5915
  Telephone: 212-815-6285

 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

 Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA(S) 315(b), shall be mailed to him at his ad-dress as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA (S) 313(c).

 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03. Communications by Holders with Other Holders.

 Securityholders may communicate pursuant to TIA (S)312(b) with other Securityholders with respect to their rights under this Indenture or the Secu-rities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

 Upon any request or application by the Company to the Trustee to take or re-frain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

  (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions prece-dent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05. Statements Required in Certificate or Opinion.

 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

  (2) a brief statement as to the nature and scope of the examination or in-vestigation upon which the statements or opinions contained in such certifi-cate or opinion are based;

  (3) a statement that, in the opinion of such person, he has made such exam-ination or investigation as is necessary to enable him to express an in-formed opinion as to whether or not such covenant or condition has been com-plied with; and

  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 13.06. Rules by Trustee, Paying Agent, Registrar.

 The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.07. Governing Law.

 The laws of the State of New York shall govern this Indenture, the Securities and the Guarantee without regard to principles of conflicts of law.

Section 13.08. No Recourse Against Others.

 A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their crea-tion. Each Securityholder by accepting a Security waives and releases all such liability.

Section 13.09. Successors.

 All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture and such Guarantor's Guarantee shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.10. Counterpart Originals.

 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.11. Severability.

 In case any provision in this Indenture, in the Securities or in the Guaran-tee shall be invalid, illegal or unenforceable, the validity, legality and en-forceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

Section 13.12. No Adverse Interpretation of Other Agreements.

 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.13. Legal Holidays.

 If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                           [Signature Pages Follow]

                                   SIGNATURES

  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        Newport News Shipbuilding Inc.

                                            /s/ Stephen B. Clarkson
                                        By _____________________________________
                                        Name: Stephen B. Clarkson
                                        Title: Vice President & General Counsel

                                        Newport News Shipbuilding and Dry Dock
                                          Company

                                            /s/ Stephen B. Clarkson
                                        By _____________________________________
                                        Name: Stephen B. Clarkson
                                        Title: Vice President & General Counsel

                                        The Bank of New York, as Trustee

                                            /s/ Byron Merino
                                        By _____________________________________
                                        Name: Byron Merino
                                        Title:

                                                                      EXHIBIT A
                          (Form of Face of Security)

                        NEWPORT NEWS SHIPBUILDING INC.

NO.                           [CUSIP] [CINS] NO.                           $

                   9 1/4% SENIOR SUBORDINATED NOTE DUE 2006

 Newport News Shipbuilding Inc. promises to pay to        or registered as-
signs the principal sum of     U.S. Dollars on the Maturity Date of December
1, 2006.

Interest Payment Dates: June 1 and December 1

Interest Record Dates: May 15 and November 15

 In Witness Whereof, Newport News Shipbuilding Inc. has caused this instrument to be executed in its corporate name by the manual or facsimile signature of
its        and its       .

                                   Newport News Shipbuilding Inc.

                                   By _________________________________________
                                      Name:
                                      Title:

                                   By _________________________________________
                                      Name:
                                      Title:

Certificate of Authentication:

 This is one of the 9 1/4% Senior Subordinated Notes due 2006 referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By _____________________________   Dated:
      Authorized Signatory

                         (Form of Reverse of Security)

                        NEWPORT NEWS SHIPBUILDING INC.

                   9 1/4% SENIOR SUBORDINATED NOTE DUE 2006

 1. Interest.

 Newport News Shipbuilding Inc., a Delaware corporation (the "Company"), prom-ises to pay interest at the rate of 9 1/4% per annum on the principal amount of this Security semiannually on June 1 and December 1 (each, an "Interest Payment Date") commencing on June 1, 1997, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or duly pro-vided for or, if no interest has been paid or duly provided for, from and in-cluding November 26, 1996, through but excluding the date on which interest is paid or duly provided for. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

 2. Method of Payment.

 The interest and Additional Interest (as defined below), if any, payable on the Securities, and punctually paid or duly provided for, on any Interest Pay-ment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the interest rec-ord date, which shall be the May 15 or November 15 (whether or not a Business
Day) (each, an "Interest Record Date") next preceding such Interest Payment Date. Any such interest or Additional Interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest or Addi-tional Interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Interest Record Date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest or Additional Interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest and Additional Interest, if any, on this Security will be made at the agency of the Company maintained for that purpose in the Borough of Man-hattan, the City of New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Se-curity Register.

 3. Paying Agent and Registrar.

 Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Subsid-iaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

 4. Indenture.

 The Securities are subordinated in right of payment to all Senior Indebted-ness of the Company to the extent and in the manner provided in the Indenture (as defined below). Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordi-nation and appoints the Trustee as attorney-in-fact for such purpose.

 This Security is one of a duly authorized issue of Securities of the Company, designated as its 9 1/4% Senior Subordinated Notes due 2006 (the "Securi-ties"), limited in aggregate principal amount to $200,000,000 (except as oth-erwise provided in the Indenture) issuable under an indenture dated as of No-vember 26, 1996 (the "Indenture"), among the Company, Newport News Shipbuild-ing and Dry Dock Company, as the Guarantor (herein collectively called the "Guarantors", which term includes any successor Person or additional Guarantor under the Indenture) and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act, as amended of 1939 (the "Act") (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date of the Indenture except as stated in the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time.

 Payment on each Security is guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the In-denture.

 Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

 5. Optional Redemption.

 (a) The Securities are not redeemable prior to December 1, 2001, except as provided in clauses (b) and (c) below of this paragraph 5. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Company, on not less than 30 days' nor more than 60 days' no-tice, at the redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning De-cember 1 of the year indicated below, in each case together with interest and Additional Interest, if any, accrued to the date fixed for redemption:

     YEAR                                                             PERCENTAGE
     ----                                                             ----------
     2001............................................................  104.625%
     2002............................................................  103.083%
     2003............................................................  101.542%
     2004 and thereafter.............................................  100.000%

 (b) In addition, prior to December 1, 1999, the Company may, at its option, redeem up to 35% of the principal amount of the Securities originally issued with the net cash proceeds received by the Company from one or more Equity Public Offerings, at a redemption price (expressed as a percentage of the principal amount) of 109.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for re-demption; provided, however, that at least $100 million in aggregate principal amount of the Securities remains outstanding immediately after any such re-demption (excluding any Securities owned by the Company or any of its Affili-ates); and provided, further, that any such redemptions shall be made pro rata (based on the then outstanding principal amounts thereof) among the Senior Notes and the Securities. Notice of redemption pursuant to this paragraph must be mailed to Holders of Securities not later than 60 days following consumma-tion of such Equity Public Offering.

 (c) On March 31, 1997 (the "Special Redemption Date"), the Securities will be subject to mandatory redemption at a redemption price equal to 101% of the principal amount of the Securities, plus accrued interest from the date of is-suance of the Securities to the Special Redemption Date and Additional Inter-est, if any, if the Shipbuilding Distribution is not consummated on or prior to the Special Redemption Date. The Company will also have the option to re-deem the Securi-ties, in whole but not in part, at any time on or prior to the Special Redemp-tion Date, if the Shipbuilding Distribution has not been consummated on or prior to such date and the Company delivers an Officers' Certificate to the Trustee stating that a condition to the consummation of the Shipbuilding Dis-tribution will not be satisfied on or prior to the Special Redemption Date, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of issuance of the Securities to the Redemp-tion Date and Additional Interest, if any.

 6. Purchase upon Occurrence of a Change of Control.

 Within 45 days following the date of the consummation of a transaction re-sulting in a Change of Control, the Company will offer to purchase the Securi-ties, in whole and not in part, at a purchase price equal to 101% of the prin-cipal amount thereof plus any accrued and unpaid interest and Additional In-terest thereon.

 7. Notice of Redemption.

 Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (other than with respect to a Special Redemption) to each Holder of Securities to be redeemed at such Hold-er's registered address; provided, however, that notice of redemption pursuant to paragraph 5(b) of this Security will be mailed no later than 60 days fol-lowing the consummation of the relevant Equity Public Offering to each Holder of Securities to be redeemed. In the event of a Special Redemption other than on the Special Redemption Date, the Company shall mail notice of redemption to each Holder of Securities at least three Business Days before the Redemption Date at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, inter-est ceases to accrue on those Securities or portion of them called for redemp-tion.

 8. Additional Interest.

 [In the event that (i) the Exchange Offer Registration Statement relating to the Exchange Offer is not filed with the Commission on or prior to the 60th day following the Issue Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th day following the Issue Date, or (iii) the Exchange Offer is not consummated or (unless the Exchange Offer is consummated) a registration statement with respect to resale of this Security is not declared effective on or prior to the later of the 180th day following the Issue Date and the 120th day following the date of the event the occurrence of which obligated the Company and the Guarantors to file such registration statement (each such event referred to in clauses (i) through (iii), a "Registration De-fault"), then the Company will pay Additional Interest (in addition to the in-terest otherwise due on the Notes) ("Additional Interest") to the Holder of this Security during the first 90-day period immediately following the occur-rence of each such Registration Default in an amount equal to 0.25% per annum. The amount of Additional Interest will increase by an additional 0.25% per an-num for each subsequent 90-day period until such Registration Default is cured, up to a maximum amount of Additional Interest of 1.00% per annum. Such Additional Interest will cease accruing on this Security when the Registration Default has been cured. The Company's obligation with respect to the payment of Additional Interest upon the occurrence and during the continuance of a Registration Default is subordinated in right of payment to all existing and future Senior Indebtedness of the Company to the same extent the Securities are subordinated in right of payment to the prior payment of all such Senior Indebtedness.]/1/

 [There shall also be payable in respect of this Security all Additional In-terest that may have accrued on the Security for which this Security was ex-changed (as defined in such Security) pursuant to the Exchange Offer or other-wise pursuant to a Registration of such Security, such Additional Interest to be payable in accordance with the terms of such Security.]/2/

 9. Denominations; Transfer; Exchange.

 The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple thereof. At the office or agency of the Company referred to and in the manner and subject to the limitations pro-vided in the Indenture, Securities may be exchanged for a like aggregate prin-cipal amount of Securities of other authorized denominations. Upon due pre-sentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities or authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

 10. Persons Deemed Owners.

 The registered Holder of this Security shall be treated as the owner of it for all purposes.
---------
/1To/be included in Securities not Exchange Securities.
/2To/be included in Exchange Securities.

 11. Unclaimed Funds.

 If funds for the payment of principal, interest or Additional Interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the
Company at its request. After such repayment Holders of Securities entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

 12. Discharge Prior to Redemption or Maturity.

 The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

 13. Amendment; Supplement; Waiver.

 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or com-pliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, de-fect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Securities.

 14. Restrictive Covenants.

 The Securities are general unsecured senior subordinated obligations of the Company limited to the aggregate principal amount of $200,000,000. The Inden-ture restricts, among other things, the ability of the Company or any of its Subsidiaries to permit any Liens to be imposed on their assets, to make cer-tain payments and investments, limits the Indebtedness which the Company and its Subsidiaries may incur and limits the terms on which the Company may en-gage in Asset Dispositions. The Company is also obligated under certain cir-cumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions. The Company must report quarterly to the Trustee on compliance with certain covenants in the Indenture.

 15. Successor Corporation.

 Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

 16. Defaults and Remedies.

 If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest and Addi-tional Interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

 17. Trustee Dealings with Company.

 The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

 18. No Recourse Against Others.

 A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantee of such Guarantor or the In-denture or for any claim based on, in respect of or by reason of such obliga-tions or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

 19. Authentication.

 This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

 20. Abbreviations.

 Customary abbreviations may be used in the name of the Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the en-tireties), JT TEN (= joint tenants with right of survivorship and not as ten-ants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

 21. CUSIP Numbers.

 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or CINS numbers to be printed on the Securities and has directed the Trustee to use CUSIP or CINS numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemp-tion and reliance may be placed only on the other identification numbers placed thereon.

 22. Governing Law.

 The laws of the State of New York shall govern the Indenture, this Security and the Guarantees without regard to principles of conflicts of law.

 23. Guarantees.

 This Security may after the date hereof be entitled to certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for the terms of any Guarantee (including any terms of subordination of such Guarantee that may apply).

 The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

             [Form of Notation on Security Relating to Guarantee]

                         SENIOR SUBORDINATED GUARANTEE

 The Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual pay-ment of interest on the overdue principal, premium and interest and Additional Interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in ac-cordance with the terms set forth in Article Eleven of the Indenture.

 The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guar-antee therein made.

 The Guarantee shall not be valid or obligatory for any purpose until the cer-tificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual sig-nature of one of its authorized officers.

 This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

 This Guarantee is subject to release upon the terms set forth in the Inden-ture.

                                   Newport News Shipbuilding and Dry Dock
                                    Company


                                   By: ________________________________________
                                      Name:
                                      Title:

                           [Form of Transfer Notice]

 For Value Received the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
-------------------------------------------------------------------------------

Please Print or typewrite name and address including zip code of assignee
-------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________________________
attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
               ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,
                   PERMANENT OFFSHORE GLOBAL SECURITIES AND
                         OFFSHORE PHYSICAL SECURITIES]

 In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) three years after the later of the original issuance of this Security or the last date on which this Security was held by the Company or an Affiliate of the Company, the undersigned confirms that without utilizing any general so-licitation or general advertising that:

                                  [CHECK ONE]

[_](a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, pro-vided by Rule 144A thereunder.

                                      OR

[_](b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the condi-tions of transfer set forth in this Security and the Indenture.

 If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.09 of the Indenture shall have been satisfied.

Date: _________________     ___________________________________________________
                            NOTICE: The signature to this assignment must cor-respond with the name as written upon the face of the within-mentioned instrument in every particu-lar, without alteration or any change whatsoever.

Signature Guarantee: __________________________________________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

 The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole in-vestment discretion and that it and any such account is a "qualified institu-tional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has de-termined not to request such information and that it is aware that the trans-feror is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _________________     ___________________________________________________
                            NOTICE: To be executed by an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

 If you the Holder want to elect to have this Security purchased by the Compa-ny, check the box: [_]

 If you want to elect to have only part of this Security purchased by the Com-pany, state the amount: $

Dated: ________________     Your signature: ___________________________________
                                             (Sign exactly as name appears on
                                              the other sideof this Security)

Signature Guarantee: __________________________________________________________

                                                                      EXHIBIT B

                           Form of Certificate to Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors

                                                                           ,

The Bank of New York
101 Barclay Street, Floor 21W
New York, NY 10286

Attention: Corporate Trust Administration

  Re: Newport News Shipbuilding Inc. (the "Company") 9 1/4% Senior
      Subordinated Notes due 2006 (the "Securities")

Dear Sirs:

 In connection with our proposed purchase of $    aggregate principal amount
of the Securities, we confirm that:

 A. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of No-vember 26, 1996, relating to the Securities (the "Indenture") and the under-signed agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1993, as amended (the "Securities Act").

 B. We understand that the offer and sale of the Securities have not been reg-istered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities within three years after the original issuance of the Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an in-stitutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Company or you) and, if such transfer is in respect of an aggregate principal amount of Securities of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective regis-tration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

 C. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the fore-going effect.

 D. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capa-ble of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the eco-nomic risk of our or its investment.

 E. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official injury with respect to the matters covered hereby.

                                   Very truly yours,

                                   [Name of Transferee]

                                   By: ________________________________________
                                                Authorized Signature

________________________________
      Signature Guarantee

                                                                      EXHIBIT C

                      Form of Certificate to Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S

                                                                           ,

The Bank of New York
101 Barclay Street, Floor 21W
New York, NY 10286

Attention: Corporate Trust Administration

  Re: Newport News Shipbuilding Inc. (the "Company") 9 1/4% Senior
      Subordinated Notes due 2006 (the "Securities")

Dear Sirs:

 In connection with our proposed sale of U.S.$    aggregate principal amount
of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

 A. The offer of the Securities was not made to a person in the United States;

 B. At the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

 C. No directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

 D. The transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Transferor]

                                   By: ________________________________________
                                                Authorized Signature

________________________________
      Signature Guarantee

                                                                      EXHIBIT D

                         FORM OF OFFICERS' CERTIFICATE

  The undersigned, the [title] and [title] of Newport News Shipbuilding Inc., a Delaware corporation, DO HEREBY CERTIFY to The Bank of New York as Trustee under the Senior Subordinated Note Indenture (the "Indenture") dated as of No-vember 26, 1996 among Newport News Shipbuilding Inc., Newport News Shipbuild-ing and Dry Dock Company and The Bank of New York as follows:

    (A) We have read Section 4.19(d) of the Indenture and such other provi-sions of the Indenture as we have deemed relevant, and have examined and investigated such other matters as we have deemed necessary, to enable us to express an informed opinion as to whether the conditions precedent in the Indenture relating to the release of the funds in the Collateral Ac-count to the Company have been satisfied.

    (B) Based upon the foregoing, to the best of our knowledge:

      (i) all material conditions to the Debt Realignment, the Distribu-tions (other than the consummation of the Debt Realignment) and the consummation of the transactions contemplated by the Merger Agreement (other than the consummation of the Debt Realignment and the Distribu-tions) have been satisfied in accordance with the Merger Agreement and related documents, and

      (ii) the Transaction is being (or will be) closed substantially in accordance with the Transaction Agreements.

  "Debt Realignment" means the restructuring (through debt tender and exchange offers, defeasances, prepayments, refinancings and the like), immediately prior to the Distributions of the outstanding indebtedness for money borrowed of Tenneco and its subsidiaries.

  Terms used herein and not defined have the meanings assigned to them in the Indenture.

                                   --------------------------------------------
                                   Name:
                                   Title:

                                   --------------------------------------------
                                   Name:
                                   Title:

Dated: